Exhibit XVII

JUNE 2025 EUROPEAN INVESTMENT BANK GROUP RISK MANAGEMENT DISCLOSURE REPORT

JUNE 2025 EUROPEAN INVESTMENT BANK GROUP RISK MANAGEMENT DISCLOSURE REPORT

June 2025 European Investment Bank Group Risk Management Disclosure Report © European Investment Bank, 2025. All rights reserved. All questions on rights and licensing should be addressed to publications@eib.org. European Investment Bank 98 -100, boulevard Konrad Adenauer L-2950 Luxembourg For further information on the EIB’s activities, please consult our website, www.eib.org. For further information on the EIF’s activities, please consult our website, www.eif.org. You can also contact our Info Desk, info@eib.org. Get our e-newsletter at www.eib.org/sign-up. Published by the European Investment Bank. Disclaimer The information presented in this report has not been subject to external audit. Printed on FSC® Paper. pdf: QH-01-25-050-EN-N ISBN 978-92-861-6024-0 doi: 10.2867/3567606

TABLE OF CONTENTS 1 INTRODUCTION 1 1.1 Regulatory framework and basis of preparation 1 1.2 Changes during the year 2 1.3 Key risk metrics 3 2 CAPITAL ADEQUACY AND TOTAL RISK EXPOSURE AMOUNTS 5 2.1 Capital requirements 5 2.2 Own funds 14 3 CREDIT RISK 21 3.1 Credit risk quality 21 3.2 Use of the standardised approach 27 3.3 Use of the Internal Ratings Based Approach 32 4 COUNTERPARTY CREDIT RISK 46 5 SECURITISATION 51 6 LEVERAGE RATIO 55 7 LIQUIDITY RISK 58 7.1 Liquidity coverage ratio (LCR) 58 7.2 Net stable funding ratio (NSFR) 61 8 MARKET RISK 64 9 ENVIRONMENTAL, SOCIAL AND GOVERNANCE RISKS 66 9.1 Qualitative disclosures 66 9.2 Quantitative disclosures 66 10 APPENDIX 88 10.1 Appendix I — Extent and frequency of disclosures 88 10.2 Appendix II — Abbreviations 90

1 INTRODUCTION 1.1 Regulatory framework and basis of preparation The EIB Group (the ‘EIBG’ or the ‘Group’) does not fall within the scope of application of the European Union (EU)’s legislation applicable to credit institutions, in particular the Capital Requirements Directive and Regulation (Directive 2013/36/EU or ‘CRD’, Regulation 575/2013 or ‘CRR’, as amended from time to time). The EIB, therefore, is not legally obliged to meet the requirements of the above-mentioned Directive and Regulation. However, reflecting its statutory duty to conform with best banking practice (BBP), the EIB aims to apply both at individual and consolidated level with relevant EU banking legislative acts and guidelines, to the extent determined by its competent governing bodies and in line with the BBP Guiding Principles approved. The disclosure requirements of Part Eight of the CRR and the corresponding European Commission Implementing Regulationseek to improve transparency and reinforce market discipline through a comprehensive framework with consistent and comparable Pillar III disclosures1 2. 1 Commission Implementing Regulation (EU) 2024/3172 of 29 November 2024, as amended from time to time, laying down implementing technical standards with regard to public disclosures by institutions of the information referred to in Titles II and III of Part Eight of Regulation (EU) No 575/2013 of the European Parliament and of the Council and repealing Commission Implementing Regulation (EU) No 2021/637. It should be noted that IT solutions and related instructions are also made available on the website of the EBA and followed, when relevant/appropriate. Furthermore, the EBA has carried out in 2025 a public consultation on Draft Implementing Technical Standards (EBA/CP/2025/07) for the possible future amendment of the above-mentioned Commission Implementing Regulation as regards the disclosures on ESG risks, equity exposures and the aggregate exposure to shadow banking entities including related transitional provisions. 2 The disclosure report in the context of the Basel Framework is also referred to as “Pillar III”, representing the third Basel pillar based on market discipline. In 2025, the EIB adopted the prudential requirements of the Capital Requirements Directive (CRD VI) and Capital Requirements Regulation (CRR III), known as the EU “New Banking Package”, deemed overall applicable as best banking practice to the EIB Group, with relevant adaptations and non-applications Following on from the above, the June 2025 EIB Group Risk Management Disclosure Report (the ‘GRMDR’ or the ‘Report’) has been prepared in line with the corresponding prudential disclosure requirements as set out in Articles 431 to 455 of Part Eight of CRR and the related technical standards, guidelines and opinions of the European Banking Authority (‘EBA’) deemed applicable to the EIB as best banking practice. Moreover, the EBA revised the mapping tool made available to institutions to reconcile most of the quantitative public disclosure templates with those in the prudential reports. 3 approved in line with the BBP Framework. It is noteworthy to mention that the applicable provisions of CRR III were implemented almost4 fully phased-in, meaning without most of the transitional and grandfathering provisions available to credit institutions such as the gradual implementation of the output floor or the gradual increase in the risk-weights applied to equity exposures. Furthermore, the EIB is also a front-runner in respect to the full implementation of the revised market risk framework, which, due to the nature of the EIB as a banking-book only institution, is limited to capturing foreign exchange risk exposures. 3 The format and headings of most of the quantitative disclosures presented in this report are consistent with the relevant European Commission Implementing Regulation as referred to in this report. Relevant adaptations/non-applications are transparently indicated in the affected templates. 4 For the sake of clarity, only the following transitional arrangements are applied: (i) Article 495a(3) and (ii) Article 495e. Further, in this edition of the Report, disclosures reflect the non-applicability or adaptation of certain rules as best banking practice or non-production of certain templates, as described in Appendix 10.1. Accordingly, the EIB Group’s disclosures are not fully comparable with those published by EU credit institutions, financial holding companies and mixed financial holding companies, directly within the subjective scope of CRD/CRR, owing that to the EIB’s status as a supranational institution and an EU body pursuant to the Treaty on the Functioning of the European Union.

Adherence to the new disclosure framework and capital requirements resulted in changes to the quantitative disclosure formats and contents compared to the previous editions of the GRMDR, especially since figures from previous reporting periods are based on the CRD V/CRR II framework. These aspects may limit the comparability with previous editions. More specifically, • the disclosure templates EU CMS1 (“Comparison of modelled and standardised risk weighted exposure amounts at risk level”) and EU CMS2 (“Comparison of modelled and standardised risk weighted exposure amounts for credit risk at asset class level”) have been newly introduced and are presented for the first time in this report. These two templates aim to identify the impact of the output floor mechanism by comparing modelled and standardised risk-weighted exposure amounts per risk category and exposure class level; • Additionally, the existing templates EU OV1 (“Overview of total risk exposure amounts”) and EU KM1 (“Key metrics template”) have been updated to incorporate the changes resulting from the new CRR requirements on risk-weighted exposure amounts and key metrics, such as the output floor and the different regulatory approaches per risk category foreseen. The EIBG consists of the European Investment Bank (the ‘EIB’ or the ‘Bank’) and the European Investment Fund (the ‘EIF’ or the ‘Fund’). The information provided in this report is unaudited. Due to rounding, numbers presented throughout this document may not add up, precisely, to the totals provided and percentages may not precisely reflect the absolute figures. Further qualitative and quantitative disclosures relevant for the EIB Group are available in the December 2024 edition of the EIB Group Risk Management Disclosure Report, available on the EIB website. The same edition can also be consulted for a more detailed overview of the Group entities, scope of consolidation, criteria, means and policies underlying the disclosures. 1.2 Changes during the year The adoption of CRR III resulted in a significant improvement of the Group’s Common Equity Tier 1 (CET1) ratio at 1 January 2025 by +12.7% (of which +7.0% related to the approved BBP adaptations and non-applications in line with the applicable BBP Framework). The specific BBP adaptations/non-applications within the context of the adoption of CRR III – where relevant – are referenced throughout the disclosures contained in this Report. The most significant changes that occurred during the year, notably stemming from the adoption of CRR III, were the following5: 5 For further details, please refer to the respective templates and related explanations. It is noteworthy to mention that, with respect to operational risk, the revised requirements as published by the Basel Committee on Banking Supervision (BCBS) had also already been implemented ahead of their entry into force and were revisited to ensure alignment with CRDVI/CRR III. • The EIBG opted to apply the output floor fully phased-in, at 72.50%, without applying the transitional provisions; • For significant asset classes (financial institutions, corporates, project finance, regional governments and local authorities, public sector entities and sovereigns), the application of a credit conversion factor (CCF) of 40%, the removal of the scaling factor of 1.06 and the application of the foundation internal ratings-based approach (F-IRB) LGD of 40% for corporates contributed to the improvement of the Group’s CET1 ratio; • Equity exposures transitioned to the standardised approach under CRR III. The risk weight applicable to long- term equity exposures (250%)6 was applied given the institutional nature of the Group as a long-term investor 6 Apart from two historical and strategical equity exposures covered by the derogation contained in the transitional arrangements of Article 495a(3) of the CRR.

(that is, evidencing a long-term holding intent). Additionally, the possibility to deduct exposures towards collective investments undertakings (CIUs) risk-weighted at 1250% was implemented. Both changes had significant positive impacts on the Group's CET1 ratio;

- In addition, the Group has opted – as per the adaptation approved in line with its BBP framework – to deduct from CET1 capital certain exposures to CIUs and securitisations attracting risk weighting of less than 1250%. This led to a decrease of both the Group's risk-weighted exposure amounts and of its CET1 capital;
- For the credit valuation adjustment (CVA) risk, the Group decided to implement the new Reduced Basic approach;
- The EIBG has already adopted the alternative standardised approach for market risk capital calculations, ahead of the entry into force of CRR III market risk rules (stemming from the Basel Committee on Banking Supervision's fundamental review of the trading book), for its foreign exchange risk regulatory capital charge;
- Insurance, reinsurance and monoline companies, under the flexibility granted by CRR III for reverting to simplified approaches for regulatory capital calculations, are also now treated under the standardised approach.

1.3 Key risk metrics

Template EU KM1 — Key metrics template

The template below provides key metrics on capital and liquidity regulatory requirements pursuant to Article 447 of the CRR. These metrics form part of the Group's overall risk management across individual risk types, in addition to the Group's specific internal risk metrics, and consequently are integrated across the strategic planning, risk appetite framework, stress testing framework and risk reporting processes.

Disclosure requirements related to the Supervisory Review and Evaluation Process (SREP) are not included in the template as they are not applicable to the EIB.

Amounts are in EUR million, unless otherwise indicated		a	c	e
		30.06.2025	31.12.2024	30.06.2024
	Available own funds (amounts)			
1	Common Equity Tier 1 (CET1) capital	75,510	82,086	80,628
2	Tier 1 capital	75,510	82,086	80,628
3	Total capital	75,510	82,086	80,628
	Risk-weighted exposure amounts			
4	Total risk exposure amount	171,065	267,503	244,048
4a	Total risk exposure pre-floor	171,065		
	Capital ratios (as a percentage of risk-weighted exposure amount)			
5	Common Equity Tier 1 ratio (%)	44.14%	30.69%	33.04%
5b	Common Equity Tier 1 ratio considering unfloored TREA (%)	44.14%		
6	Tier 1 ratio (%)	44.14%	30.69%	33.04%
6b	Tier 1 ratio considering unfloored TREA (%)	44.14%		
7	Total capital ratio (%)	44.14%	30.69%	33.04%
7b	Total capital ratio considering unfloored TREA (%)	44.14%		
	Combined buffer requirement (as a percentage of risk-weighted exposure amount)			
8	Capital conservation buffer (%)	2.50%	2.50%	2.50%

Introduction | 3

Amounts are in EUR million, unless otherwise indicated		a	c	e
		30.06.2025	31.12.2024	30.06.2024
EU 8a	Conservation buffer due to macro-prudential or systemic risk identified at the level of a Member State (%)	0.00%	0.00%	0.00%
9	Institution specific countercyclical capital buffer (%)	0.70%	0.66%	0.66%
	Buffer for systemic relevance (self-imposed)[7]	0.00%	0.00%	0.00%
11	Combined buffer requirement (%)	3.20%	3.16%	3.16%
EU 11a	Overall capital requirements (%)	11.20%	11.16%	11.16%
	Leverage ratio			
13	Total exposure measure	678,013	674,701	672,346
14	Leverage ratio (%)	11.14%	12.17%	11.99%
	Leverage ratio buffer and overall leverage ratio requirement (as a percentage of total exposure measure)			
EU 14e	Overall leverage ratio requirement (%)[8]	3.00%	3.00%	3.00%
	Liquidity Coverage Ratio[9]			
15	Total high-quality liquid assets (HQLA) (Weighted value - average)	55,006	53,530	53,535
EU 16a	Cash outflows – Total weighted value	34,676	35,592	36,985
EU 16b	Cash inflows – Total weighted value	32,582	28,187	24,002
16	Total net cash outflows (adjusted value)	8,820	9,863	14,045
17	Liquidity coverage ratio (%)	627.19%	563.01%	417.60%
	Net Stable Funding Ratio			
18	Total available stable funding	476,264	465,921	466,532
19	Total required stable funding	375,052	380,699	381,542
20	NSFR ratio (%)	126.99%	122.39%	122.28%

7 In line with the annual self-assessment process disciplined by the BBP Guiding Principles, the EIB Group released the self-imposed buffer for systemic relevance in 2024.

8 Following the release of the self-imposed buffer for systemic relevance, the leverage ratio requirements were updated accordingly in 2024.

9 Figures related to the Liquidity Coverage Ratio are reported as averages over the last 12 months.

4 | **June 2025 European Investment Bank Group Risk Management Disclosure Report**

2 CAPITAL ADEQUACY AND TOTAL RISK EXPOSURE AMOUNTS

2.1 Capital requirements

Template EU OV1 – Overview of total risk exposure amounts

This template presents a breakdown of the total risk exposure amounts (TREA) and own funds requirements for the different types of risk.

		Total risk exposure amount (TREA)		Total own funds requirements
		a	b	c
Amounts are in EUR million, unless otherwise indicated		30.06.2025	31.12.2024	30.06.2025
1	**Credit risk (excluding CCR)**	**143,547**	**208,086**	**11,484**
2	Of which the standardised approach [10]	40,573	77,332	3,246
3	Of which the foundation IRB (F-IRB) approach	91,742	113,153	7,339
4	Of which slotting approach	-	-	-
EU 4a	Of which equities under the simple risk weighted approach	-	8,609	-
5	Of which the Advanced IRB (A-IRB) approach	8,414	8,992	673
6	**Counterparty credit risk – CCR**	**2,315**	**2,369**	**185**
7	Of which the standardised approach	1,819	2,070	145
8	Of which internal model method (IMM)	-	-	-
EU 8a	Of which exposures to a CCP	2	-	0
9	Of which other CCR	495	299	40
10	**Credit valuation adjustments risk - CVA risk [11]**	**2,770**	**5,492**	**222**
EU 10a	Of which the standardised approach (SA)	-	-	-
EU 10b	Of which the basic approach (F-BA and R-BA)	2,770	-	222
EU 10c	Of which the simplified approach	-	-	-
15	**Settlement risk**	-	-	-
16	**Securitisation exposures in the non-trading book (after the cap)**	**12,629**	**41,318**	**1,010**
17	Of which SEC-IRBA approach	5,537	7,202	443
18	Of which SEC-ERBA (including IAA)	3,242	4,817	259
19	Of which SEC-SA approach	3,850	29,300	308
EU 19a	Of which 1250%/ deduction [12]	-	-	-
20	**Position, foreign exchange and commodities risks (Market risk)**	**1,221**	**1,656**	**98**
21	Of which the Alternative standardised approach (A-SA)	1,221		98

[10] The Group opted for deducting from CET1 all exposures to CIUs attracting a risk weight of 1250%, in line with Article 36(1)(k) of the CRR and also, in line with its approved BBP Framework, for deducting exposures to certain CIUs that would have been risk-weighted at less than 1250%. The total amount of exposures to CIUs deducted from own funds stood at EUR 4,884 million (no deductions at the end of 2024).

[11] Comparative numbers for credit valuation adjustment (CVA) risk-weighted exposure amounts and minimum capital requirements have been reclassified into a separate row to align with presentation required for 30.06.2025.

[12] The Group opted for deducting from CET1 exposures to securitisations attracting a risk weight of 1250%, in line with Article 36(1)k of the CRR and also, in line with its BBP Framework, for deducting certain exposures to securitisations that would have been risk-weighted at less than 1250%. The total amount of securitisation exposures deducted from own funds stood at EUR 3,569 million (EUR 619 million at the end of 2024).

Capital adequacy and total risk exposure amounts | 5

Amounts are in EUR million, unless otherwise indicated Total risk exposure amount (TREA) Total own funds requirements a b c 30.06.2025 31.12.2024 30.06.2025 21a Of which the Simplified standardised approach (S-SA) - - 22 Of which Alternative Internal Model Approach (A-IMA) - - EU 22a Large exposures - - - 23 Reclassifications between trading and non-trading books - - - 24 Operational risk 8,582 8,582 13 687 EU 24a Exposures to crypto-assets - - - 25 Amounts below the thresholds for deduction (subject to 250% risk weight) - - - 26 Output floor applied (%) 72.50% 27 Floor adjustment (before application of transitional cap) - 28 Floor adjustment (after application of transitional cap) - 29 Total 171,065 267,503 13,685 13 As of 31 December 2024, the computation of the operational risk regulatory capital charge is based on the standardised approach (‘SA’), as applicable since the entry into force of CRD VI/ CRR III in 2025 and which had been proactively pre-adopted by the EIB Group.

Template EU CMS1 – Comparison of modelled and standardised risk weighted exposure amounts at risk level

This template is newly introduced by the disclosure requirements prescribed by CRR III and presents risk-weighted exposure amounts of internal and standardised models according to the different risk categories. It contains actual RWEAs determined using internals models (column a), actual RWEAs determined under the standardised approach (column b) and compares total actual RWEAs (column c) with RWEAs determined instead under the full standardised approach (column d). The template also provides the full standardised approach for RWEA that are the base of the overall output floor (column EU d), that is, incorporating any transitional provisions set out in Article 465 of the CRR. Since the EIB Group does not make use of these transitional provisions, the RWEA displayed in column d) is the same as the one disclosed in column EU d).

The impact of the output floor, if applicable, is disclosed in the EU OV1 template in rows 27 and 28 whilst the applicable output floor threshold at the reporting date is disclosed in row 26 of the same template.

		a	b	c	d	EU d
Amounts are in EUR million, unless otherwise indicated		**RWEAs for modelled approaches that banks have supervisory approval to use**	**RWEAs for portfolios where standardised approaches are used**	**Total actual RWEAs (a + b)**	**RWEAs calculated using full standardised approach**	**RWEAs that is the base of the output floor**
1	Credit risk (excluding counterparty credit risk)	102,974	40,573	143,547	201,546	201,546
2	Counterparty credit risk	2,314	2	2,315	3,154	3,154
3	Credit valuation adjustment		2,770	2,770	2,770	2,770
4	Securitisation exposures in the banking book	5,537	7,092	12,629	12,527	12,527
5	Market risk	-	1,221	1,221	1,221	1,221
6	Operational risk		8,582	8,582	8,582	8,582
7	Other risk weighted exposure amounts		-	-	-	-
8	**Total**	**110,825**	**60,239**	**171,065**	**229,800**	**229,800**

Capital adequacy and total risk exposure amounts | 7

Template EU CMS2 – Comparison of modelled and standardised risk weighted exposure amounts for credit risk at asset class level

This template is also newly introduced by the disclosure requirements prescribed by CRR III and presents the RWEAs for credit risk of internal and standardised models according to the SA exposure classes. Similarly to template EU CMS1, it compares credit risk RWEAs determined using internals models (column a) with RWEAs if re-computed using the standardised approach (column b) and reports the total actual RWEAs determined under both internal and standard models (column c) and under the full standardised approach (column d). The template also provides the full standardised approach for RWEA that are the base of the overall output floor (column EU d), i.e. incorporating any transitional provisions set out in Article 465 of the CRR. Since the EIB Group does not make use of these transitional provisions, the RWEA displayed in column d) is the same as the one disclosed in column EU d).

		a	b	c	d	EU d
		Risk weighted exposure amounts (RWEAs)				
Amounts are in EUR million, unless otherwise indicated		RWEAs for modelled approaches that banks have supervisory approval to use	RWEAs for column (a) if re-computed using the standardised approach	Total actual RWEAs	RWEAs calculated using full standardised approach	RWEAs that is the base of the output floor
1	Central governments and central banks	3,306	2,716	3,306	2,716	2,716
EU 1a	Regional governments or local authorities	15,432	7,172	15,432	7,172	7,172
EU 1b	Public sector entities	8,894	15,956	8,894	15,956	15,956
EU 1c	Categorised as Multilateral Development Banks in SA	26	-	26	-	-
EU 1d	Categorised as International organisations in SA	148	-	148	-	-
2	Institutions	18,484	20,395	18,484	20,395	20,395
3	Equity	-	-	6,742	6,742	6,742
5	Corporates	52,241	109,646	55,011	112,416	112,416
5.1	Of which: F-IRB is applied	44,508	93,986	44,508	93,986	93,986
5.2	Of which: A-IRB is applied	7,733	16,311	7,733	16,311	16,311
EU 5a	Of which: Corporates – General	44,464	93,990	47,233	96,760	96,760
EU 5b	Of which: Corporates - Specialised lending	7,778	15,656	7,778	15,656	15,656
EU 5c	Of which: Corporates - Purchased receivables	-	-	-	-	-
6	Retail	-	-	-	-	-
6.1	Of which: Retail - Qualifying revolving	-	-	-	-	-
EU 6.1a	Of which: Retail - Purchased receivables	-	-	-	-	-
EU 6.1b	Of which: Retail – Other	-	-	-	-	-
6.2	Of which: Retail - Secured by residential real estate	-	-	-	-	-

8 | June 2025 European Investment Bank Group Risk Management Disclosure Report

a b c d EU d Risk weighted exposure amounts (RWEAs) Amounts are in EUR million, unless otherwise indicated RWEAs for modelled approaches that banks have supervisory approval to use RWEAs for column (a) if re-computed using the standardised approach Total actual RWEAs RWEAs calculated using full standardised approach RWEAs that is the base of the output floor EU 7a Categorised as secured by immovable properties and ADC14 exposures in SA - - - - - EU 7b Collective investment undertakings (CIU) - - 31,061 31,061 31,061 EU 7c Categorised as exposures in default in SA 653 1,157 653 1,157 1,157 EU 7d Categorised as subordinated debt exposures in SA 125 346 125 346 346 EU 7e Categorised as covered bonds in SA 847 766 847 766 766 EU 7f Categorised as claims on institutions and corporates with a short-term credit assessment in SA - - - - - 8 Other non-credit obligation assets 2,818 2,818 2,818 2,818 2,818 9 Total 102,974 160,973 143,547 201,546 201,546 14 In line with its BBP Framework, the EIBG does not report any exposures secured by real estate collateral as acquisition, development and construction (ADC). It is noteworthy to mention that physical collateral is not taken into account for regulatory capital calculations.

Template EU CCyB1 — Geographical distribution of credit exposures relevant for the calculation of the countercyclical buffer

The following template presents a geographical breakdown of the relevant EIB Group exposures for the calculation of the countercyclical buffer. In line with Commission Delegated Regulation 1152/2014, total exposures considered for the calculation of the countercyclical buffer are allocated to countries on an immediate obligor basis (that is, not taking into account the substitution effect of credit risk mitigation (CRM) instruments).

		a	b	c	d	e	f	g	h	i	j	k	l	m
		General credit exposures		Relevant credit exposures – Market risk				Own fund requirements						
Amounts are in EUR million, unless otherwise indicated		Exposure value under the standardised approach	Exposure value under the IRB approach	Sum of long and short positions of trading book for SA exposures	Value of trading book exposure for internal models	Securitisation exposures Exposure value for non-trading book	Total exposure value	Relevant credit risk exposure – Credit risk	Relevant credit exposures – Market risk	Relevant credit exposures – Securitisation positions in the non-trading book	Total	Risk-weighted exposure amounts	Own fund require-ments weights (%)	Counter-cyclical buffer rate (%)
10	**Breakdown by country:**													
	Armenia	-	223	-	-	-	223	25	-	-	25	316	0.29%	1.50%
	Australia	-	2	-	-	-	2	0	-	-	0	0	0.00%	1.00%
	Austria	80	2,656	-	-	49	2,785	114	-	-	114	1,431	1.31%	0.00%
	Azerbaijan	0	10	-	-	-	10	1	-	-	1	15	0.01%	0.00%
	Barbados	-	40	-	-	-	40	1	-	-	1	12	0.01%	0.00%
	Belgium	200	5,036	-	-	-	5,237	169	-	-	169	2,108	1.93%	1.00%
	Bolivia	-	52	-	-	-	52	2	-	-	2	22	0.02%	0.00%
	Brazil	207	583	-	-	-	790	56	-	-	56	702	0.64%	0.00%
	Bulgaria	54	14	-	-	-	68	5	-	-	5	58	0.05%	2.00%
	Canada	10	10	-	-	-	20	1	-	-	1	10	0.01%	0.00%
	Chile	-	640	-	-	-	640	23	-	-	23	292	0.27%	0.50%
	Colombia	-	348	-	-	-	348	16	-	-	16	196	0.18%	0.00%
	Costa Rica	1	-	-	-	-	1	0	-	-	0	2	0.00%	0.00%
	Croatia	53	83	-	-	-	137	9	-	-	9	108	0.10%	1.50%
	Cyprus	10	0	-	-	-	10	2	-	-	2	25	0.02%	1.00%
	Czechia	124	2,439	-	-	58	2,620	70	-	-	70	874	0.80%	1.25%
	Denmark	533	2,413	-	-	-	2,946	184	-	-	184	2,301	2.10%	2.50%

10 | **June 2025 European Investment Bank Group Risk Management Disclosure Report**

	a	b	c	d	e	f	g	h	i	j	k	l	m
	General credit exposures		Relevant credit exposures – Market risk		Securitisation exposures Exposure value for non-trading book	Total exposure value	Own fund requirements				Risk-weighted exposure amounts	Own fund require-ments weights (%)	Counter-cyclical buffer rate (%)
Amounts are in EUR million, unless otherwise indicated	Exposure value under the standardised approach	Exposure value under the IRB approach	Sum of long and short positions of trading book for SA exposures	Value of trading book exposure for internal models			Relevant credit risk exposure – Credit risk	Relevant credit exposures – Market risk	Relevant credit exposures – Securitisation positions in the non-trading book	Total			
Egypt	-	232	-	-	-	232	16	-	-	16	194	0.18%	0.00%
Estonia	48	481	-	-	-	529	28	-	-	28	347	0.32%	1.50%
Finland	300	2,875	-	-	-	3,175	142	-	-	142	1,778	1.62%	0.00%
France	3,122	14,503	-	-	1,902	19,527	948	-	24	972	12,150	11.11%	1.00%
Georgia	-	282	-	-	-	282	26	-	-	26	321	0.29%	0.00%
Germany	1,577	16,377	-	-	535	18,489	764	-	-	764	9,548	8.73%	0.75%
Greece	374	643	-	-	-	1,017	78	-	-	78	977	0.89%	0.00%
Guernsey	93	-	-	-	-	93	17	-	-	17	218	0.20%	0.00%
Honduras	-	35	-	-	-	35	1	-	-	1	15	0.01%	0.00%
Hungary	6	519	-	-	-	525	20	-	-	20	247	0.23%	0.50%
Iceland	19	312	-	-	-	331	15	-	-	15	182	0.17%	2.50%
Ireland	561	1,749	-	-	257	2,567	145	-	3	148	1,852	1.69%	1.50%
Israel	-	1,388	-	-	-	1,388	74	-	-	74	923	0.84%	0.00%
Italy	917	24,838	-	-	2,027	27,783	929	-	68	997	12,458	11.39%	0.00%
Japan	-	57	-	-	-	57	1	-	-	1	16	0.01%	0.00%
Jersey	129	-	-	-	-	129	26	-	-	26	327	0.30%	0.00%
Jordan	-	309	-	-	-	309	35	-	-	35	435	0.40%	0.00%
Kazakhstan	-	81	-	-	-	81	4	-	-	4	52	0.05%	0.00%
Kenya	-	17	-	-	-	17	1	-	-	1	19	0.02%	0.00%
Latvia	-	306	-	-	-	306	9	-	-	9	113	0.10%	1.00%
Lithuania	30	361	-	-	-	390	19	-	-	19	233	0.21%	1.00%

Capital adequacy and total risk exposure amounts | 11

Amounts are in EUR million, unless otherwise indicated	a	b	c	d	e	f	g	h	i	j	k	l	m
	General credit exposures		Relevant credit exposures – Market risk		Securitisation exposures Exposure value for non-trading book	Total exposure value	Own fund requirements				Risk-weighted exposure amounts	Own fund requirements weights (%)	Counter-cyclical buffer rate (%)
	Exposure value under the standardised approach	Exposure value under the IRB approach	Sum of long and short positions of trading book for SA exposures	Value of trading book exposure for internal models			Relevant credit risk exposure – Credit risk	Relevant credit exposures – Market risk	Relevant credit exposures – Securitisation positions in the non-trading book	Total			
Luxembourg[15]	8,166	7,217	-	-	50,200	65,583	1,493	-	691	2,183	27,292	24.95%	0.50%
Madagascar	-	0	-	-	-	0	-	-	-	-	-	0.00%	0.00%
Malta	15	14	-	-	-	29	2	-	-	2	28	0.03%	0.00%
Mauritius	348	93	-	-	-	441	76	-	-	76	951	0.87%	0.00%
Mexico	-	73	-	-	-	73	1	-	-	1	8	0.01%	0.00%
Moldova	-	71	-	-	-	71	6	-	-	6	79	0.07%	0.00%
Mongolia	-	14	-	-	-	14	2	-	-	2	20	0.02%	0.00%
Montenegro	-	30	-	-	-	30	4	-	-	4	44	0.04%	0.00%
Morocco	-	157	-	-	-	157	12	-	-	12	151	0.14%	0.00%
Netherlands	1,070	10,868	-	-	986	12,925	446	-	27	473	5,913	5.40%	2.00%
Norway	16	701	-	-	-	717	15	-	-	15	187	0.17%	2.50%
Palestine[16]	-	5	-	-	-	5	1	-	-	1	8	0.01%	0.00%
Poland	21	6,965	-	-	-	6,986	198	-	-	198	2,478	2.26%	0.00%
Portugal	91	2,642	-	-	473	3,207	99	-	16	114	1,430	1.31%	0.00%
Romania	3	613	-	-	-	616	31	-	-	31	387	0.35%	1.00%
Serbia	-	74	-	-	-	74	2	-	-	2	26	0.02%	0.00%
Slovakia	-	118	-	-	-	118	4	-	-	4	56	0.05%	1.50%
Slovenia	14	274	-	-	-	288	11	-	-	11	143	0.13%	1.00%
South Africa	42	154	-	-	-	196	22	-	-	22	277	0.25%	0.00%
Spain	874	17,410	-	-	3,863	22,147	624	-	174	798	9,975	9.12%	0.00%

15 The own funds requirements for Luxembourg are calculated including exposures to securitisations for which information to allocate the underlying exposures to the country of the obligor is not available or the effort to identify such place would be disproportionate in accordance with Article 4 of Commission Delegated Regulation (EU) No 1152/2014.

16 This designation shall not be construed as recognition of a State of Palestine and is without prejudice to the individual positions of the EU Member States on this issue.

12 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Amounts are in EUR million, unless otherwise indicated a b c d e f g h i j k l m General credit exposures Relevant credit exposures – Market risk Securitisation exposures Exposure value for non- trading book Total exposure value Own fund requirements Risk- weighted exposure amounts Own fund require- ments weights (%) Counter- cyclical buffer rate (%) Exposure value under the standardised approach Exposure value under the IRB approach Sum of long and short positions of trading book for SA exposures Value of trading book exposure for internal models Relevant credit risk exposure – Credit risk Relevant credit exposures – Market risk Relevant credit exposures – Securitisation positions in the non- trading book Total Sweden 366 5,411 - - - 5,777 208 - - 208 2,594 2.37% 2.00% Switzerland - 493 - - - 493 11 - - 11 140 0.13% 0.00% Tunisia - 146 - - - 146 4 - - 4 51 0.05% 0.00% Türkiye - 378 - - 78 456 21 - 9 30 374 0.34% 0.00% Ukraine - 130 - - - 130 7 - - 7 90 0.08% 0.00% United Kingdom 216 13,655 - - - 13,871 448 - - 448 5,598 5.12% 2.00% United States - 402 - - - 402 6 - - 6 79 0.07% 0.00% Uzbekistan - 95 - - - 95 8 - - 8 101 0.09% 0.00% Venezuela - 129 - - - 129 3 - - 3 40 0.04% 0.00% 020 Total 19,689 148,253 60,429 228,371 7,741 - 1,010 8,752 109,397 100.00%

Template EU CCyB2 — Amount of institution-specific countercyclical capital buffer

	Amounts are in EUR million, unless otherwise indicated	a
1	Total risk exposure amount	171,065
2	Institution specific countercyclical capital buffer rate	0.70%
3	Institution specific countercyclical capital buffer requirement	1,194

2.2 Own funds

Template EU CC1 — Composition of regulatory own funds

This template provides a detailed breakdown of the composition of the regulatory own funds reconciled with the unaudited financial statements of the Group under EU accounting directives (EU-AD). The template also includes an overview of the prudential filters and regulatory deductions considered in the calculation of the regulatory own funds as detailed beforehand.

		a	b
		Amounts	**Source based on reference numbers/letters of the balance sheet under the regulatory scope of consolidation**
	Common Equity Tier 1 (CET1) capital: regulatory adjustments		
1	Capital instruments and the related share premium accounts	22,191	L.7. minus A.11.
	of which: Subscribed capital	22,191	L.7. minus A.11.
2	Retained earnings	45,843	L.8.a plus L.8.b
3	Accumulated other comprehensive income (and other reserves)	14,015	L.8.c
EU-3a	Funds for general banking risk	2,495	L.8.d
4	Amount of qualifying items referred to in Article 484 (3) CRR and the related share premium accounts subject to phase out from CET1	-	
5	Minority interests (amount allowed in consolidated CET1)	-	
EU-5a	Independently reviewed interim profits net of any foreseeable charge or dividend[17]	1,231	L.9.
6	**Common Equity Tier 1 (CET1) capital before regulatory adjustments**	**85,775**	
	Common Equity Tier 1 (CET1) capital: regulatory adjustments		
7	Additional value adjustments (negative amount)	(8)	
8	Intangible assets (net of related tax liability) (negative amount)	(151)	A.8.
10	Deferred tax assets that rely on future profitability excluding those arising from temporary differences (net of related tax liability where the conditions in Article 38 (3) CRR are met) (negative amount)	-	
11	Fair value reserves related to gains or losses on cash flow hedges of financial instruments that are not valued at fair value	-	

[17] Financial data used in the production of this quantitative template are based on the unaudited semi-annual financial statements of the Group under EU-AD as of 30.06.2025.

14 | June 2025 European Investment Bank Group Risk Management Disclosure Report

		a	b
		Amounts	**Source based on reference numbers/letters of the balance sheet under the regulatory scope of consolidation**
12	Negative amounts resulting from the calculation of expected loss amounts	(1,414)	
13	Any increase in equity that results from securitised assets (negative amount)	-	
14	Gains or losses on liabilities valued at fair value resulting from changes in own credit standing	-	
15	Defined-benefit pension fund assets (negative amount)	-	
16	Direct, indirect and synthetic holdings by an institution of own CET1 instruments (negative amount)	-	
17	Direct, indirect and synthetic holdings of the CET1 instruments of financial sector entities where those entities have reciprocal cross holdings with the institution designed to inflate artificially the own funds of the institution (negative amount)	-	
18	Direct, indirect and synthetic holdings by the institution of the CET1 instruments of financial sector entities where the institution does not have a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)	-	
19	Direct, indirect and synthetic holdings by the institution of the CET1 instruments of financial sector entities where the institution has a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)	-	
EU-20a	Exposure amount of the following items which qualify for a RW of 1250%, where the institution opts for the deduction alternative	(3,569)	
EU-20b	of which: qualifying holdings outside the financial sector (negative amount)	-	
EU-20c	of which: securitisation positions (negative amount)[18]	(3,569)	
EU-20d	of which: free deliveries (negative amount)	-	
21	Deferred tax assets arising from temporary differences (amount above 10% threshold, net of related tax liability where the conditions in Article 38 (3) CRR are met) (negative amount)	-	
22	Amount exceeding the 17.65% threshold (negative amount)	-	
23	of which: direct, indirect and synthetic holdings by the institution of the CET1 instruments of financial sector entities where the institution has a significant investment in those entities	-	
25	of which: deferred tax assets arising from temporary differences	-	
EU-25a	Losses for the current financial year (negative amount)	-	

[18] The Group opted for deducting from CET1 exposures to securitisations attracting a risk weight of 1250%, in line with Article 36(1)k of the CRR and also, in line with its BBP Framework, for deducting certain exposures to securitisations that would have been risk-weighted at less than 1250%. The total amount of securitisation exposures deducted from own funds stood at EUR 3,569 million (EUR 619 million at the end of 2024).

Capital adequacy and total risk exposure amounts | 15

		a	b
		Amounts	**Source based on reference numbers/letters of the balance sheet under the regulatory scope of consolidation**
EU-25b	Foreseeable tax charges relating to CET1 items except where the institution suitably adjusts the amount of CET1 items insofar as such tax charges reduce the amount up to which those items may be used to cover risks or losses (negative amount)	-	
27	Qualifying AT1 deductions that exceed the AT1 items of the institution (negative amount)	-	
27a	Other regulatory adjustments[19]	(5,122)	
28	**Total regulatory adjustments to Common Equity Tier 1 (CET1)**	**(10,264)**	
29	**Common Equity Tier 1 (CET1) capital**	**75,510**	
	Additional Tier 1 (AT1) capital: instruments		
30	Capital instruments and the related share premium accounts	-	
31	of which: classified as equity under applicable accounting standards	-	
32	of which: classified as liabilities under applicable accounting standards	-	
33	Amount of qualifying items referred to in Article 484 (4) CRR and the related share premium accounts subject to phase out from AT1	-	
EU-33a	Amount of qualifying items referred to in Article 494a(1) CRR subject to phase out from AT1	-	
EU-33b	Amount of qualifying items referred to in Article 494b(1) CRR subject to phase out from AT1	-	
34	Qualifying Tier 1 capital included in consolidated AT1 capital (including minority interests not included in row 5) issued by subsidiaries and held by third parties	-	
35	of which: instruments issued by subsidiaries subject to phase out	-	
36	**Additional Tier 1 (AT1) capital before regulatory adjustments**		
	Additional Tier 1 (AT1) capital: regulatory adjustments		
37	Direct, indirect and synthetic holdings by an institution of own AT1 instruments (negative amount)	-	
38	Direct, indirect and synthetic holdings of the AT1 instruments of financial sector entities where those entities have reciprocal cross holdings with the institution designed to inflate artificially the own funds of the institution (negative amount)	-	
39	Direct, indirect and synthetic holdings of the AT1 instruments of financial sector entities where the institution does not have a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)	-	

[19] The Group opted for deducting from CET1 all exposures to CIUs attracting a risk weight of 1250%, in line with Article 36(1)(k) of the CRR and also, in line with its approved BBP Framework, for deducting exposures to certain CIUs that would have been risk-weighted at less than 1250%. The total amount of exposures to CIUs deducted from own funds stood at EUR 4,884 million (no deductions at the end of 2024).

16 | June 2025 European Investment Bank Group Risk Management Disclosure Report

		a	b
		Amounts	**Source based on reference numbers/letters of the balance sheet under the regulatory scope of consolidation**
40	Direct, indirect and synthetic holdings by the institution of the AT1 instruments of financial sector entities where the institution has a significant investment in those entities (net of eligible short positions) (negative amount)	-	
42	Qualifying T2 deductions that exceed the T2 items of the institution (negative amount)	-	
42a	Other regulatory adjustments to AT1 capital	-	
43	**Total regulatory adjustments to Additional Tier 1 (AT1) capital**	**-**	
44	**Additional Tier 1 (AT1) capital**	**-**	
45	**Tier 1 capital (T1 = CET1 + AT1)**	**75,510**	
	Tier 2 (T2) capital: instruments		
46	Capital instruments and the related share premium accounts	-	
47	Amount of qualifying items referred to in Article 484 (5) CRR and the related share premium accounts subject to phase out from T2 as described in Article 486(4) CRR	-	
EU-47a	Amount of qualifying items referred to in Article 494a (2) CRR subject to phase out from T2	-	
EU-47b	Amount of qualifying items referred to in Article 494b (2) CRR subject to phase out from T2	-	
48	Qualifying own funds instruments included in consolidated T2 capital (including minority interests and AT1 instruments not included in rows 5 or 34) issued by subsidiaries and held by third parties	-	
49	of which: instruments issued by subsidiaries subject to phase out	-	
50	Credit risk adjustments	-	
51	**Tier 2 (T2) capital before regulatory adjustments**	-	
	Tier 2 (T2) capital: regulatory adjustments		
52	Direct, indirect and synthetic holdings by an institution of own T2 instruments and subordinated loans (negative amount)	-	
53	Direct, indirect and synthetic holdings of the T2 instruments and subordinated loans of financial sector entities where those entities have reciprocal cross holdings with the institution designed to inflate artificially the own funds of the institution (negative amount)	-	
54	Direct, indirect and synthetic holdings of the T2 instruments and subordinated loans of financial sector entities where the institution does not have a significant investment in those entities (amount above 10% threshold and net of eligible short positions) (negative amount)	-	
55	Direct, indirect and synthetic holdings by the institution of the T2 instruments and subordinated loans of financial sector entities where the institution has a significant investment in those entities (net of eligible short positions) (negative amount)	-	

Capital adequacy and total risk exposure amounts | 17

		a	b
		Amounts	**Source based on reference numbers/letters of the balance sheet under the regulatory scope of consolidation**
EU-56a	Qualifying eligible liabilities deductions that exceed the eligible liabilities items of the institution (negative amount)	-	
EU-56b	Other regulatory adjustments to T2 capital	-	
57	**Total regulatory adjustments to Tier 2 (T2) capital**	**-**	
58	**Tier 2 (T2) capital**	**-**	
59	**Total capital (TC = T1 + T2)**	**75,510**	
60	**Total Risk exposure amount**	**171,065**	
Capital ratios and requirements including buffers			
61	Common Equity Tier 1 capital	44.14%	
62	Tier 1 capital	44.14%	
63	Total capital	44.14%	
64	Institution CET1 overall capital requirement	7.70%	
65	of which: capital conservation buffer requirement	2.50%	
66	of which: countercyclical buffer requirement	0.70%	
67	of which: buffer for systemic relevance (self-imposed)	0.00%	
68	**Common Equity Tier 1 capital (as a percentage of risk exposure amount) available after meeting the minimum capital requirements**	**36.44%**	
Amounts below the thresholds for deduction (before risk weighting)			
72	Direct and indirect holdings of own funds and eligible liabilities of financial sector entities where the institution does not have a significant investment in those entities (amount below 10% threshold and net of eligible short positions)	991	
73	Direct and indirect holdings by the institution of the CET1 instruments of financial sector entities where the institution has a significant investment in those entities (amount below 17.65% thresholds and net of eligible short positions)	-	
75	Deferred tax assets arising from temporary differences (amount below 17.65% threshold, net of related tax liability where the conditions in Article 38 (3) CRR are met)	-	
Applicable caps on the inclusion of provisions in Tier 2			
76	Credit risk adjustments included in T2 in respect of exposures subject to standardised approach (prior to the application of the cap)	-	
77	Cap on inclusion of credit risk adjustments in T2 under standardised approach	507	
78	Credit risk adjustments included in T2 in respect of exposures subject to internal ratings-based approach (prior to the application of the cap)	-	
79	Cap for inclusion of credit risk adjustments in T2 under internal ratings-based approach	632	
Capital instruments subject to phase-out arrangements (only applicable between 1 Jan 2014 and 1 Jan 2022)			
80	Current cap on CET1 instruments subject to phase out arrangements	-	

18 | June 2025 European Investment Bank Group Risk Management Disclosure Report

a b Amounts Source based on reference numbers/letters of the balance sheet under the regulatory scope of consolidation 81 Amount excluded from CET1 due to cap (excess over cap after redemptions and maturities) - 82 Current cap on AT1 instruments subject to phase out arrangements - 83 Amount excluded from AT1 due to cap (excess over cap after redemptions and maturities) - 84 Current cap on T2 instruments subject to phase out arrangements - 85 Amount excluded from T2 due to cap (excess over cap after redemptions and maturities) -

Template EU CC2 — Reconciliation of regulatory own funds to balance sheet in the published financial statements

The template provides a detailed breakdown of the composition of the regulatory own funds reconciled with the unaudited financial statements of the Group under EU-AD. There are no differences between the respective scopes and methods used for consolidation.

		a - b	c
		Balance sheet as in published financial statements and under regulatory scope of consolidation	**Reference**
Amounts are in EUR million, unless otherwise indicated		30.06.2025	
Assets — *Breakdown by asset classes according to the balance sheet in the published financial statements*			
A.1.	Cash in hand, balances with central banks and post office banks	214	-
A.2.	Treasury bills and other bills eligible for refinancing with central banks	52,676	-
A.3.	Loans and advances to credit institutions	141,470	-
A.4.	Loans and advances to customers	345,158	-
A.5.	Debt securities including fixed-income securities	11,609	-
A.6.	Shares and other variable-yield securities	12,617	-
A.7.	Participating interests	533	-
A.8.	Intangible assets	151	8
A.9.	Tangible assets	395	-
A.10.	Other assets	389	-
A.11.	Prepayments and accrued income	13,705	-
A.12.	**Total assets**	**578,917**	**-**
Liabilities — *Breakdown by liability classes according to the balance sheet in the published financial statements*			
L.1.	Amounts owed to credit institutions	2,397	-
L.2.	Amounts owed to customers	6,715	-
L.3.	Debts evidenced by certificates	451,152	-
L.4.	Other liabilities	4,224	-
L.5.	Accruals and deferred income	21,175	-
L.6.	Provisions	5,750	-
L.7.	Subscribed capital	22,191	1
L.8.	Reserves	62,353	-
L.8.a	Reserve fund	24,880	2
L.8.b	Additional reserves	20,963	2
L.8.c	Special activities reserve	14,015	3
L.8.d	General loan reserve	2,495	EU-3a
L.9.	Profit for the financial year	1,231	EU-5a
L.10.	Equity attributable to minority interest	1,731	-
L.11.	**Total liabilities**	**578,917**	**-**

20 | June 2025 European Investment Bank Group Risk Management Disclosure Report

3 CREDIT RISK

3.1 Credit risk quality[20]

Template EU CR1 — Performing and non-performing exposures and related provisions

The template below shows a breakdown of the performing and non-performing exposures and related provisions by product and counterparty type.

		a	d	g	j	m
		Gross carrying amount/nominal amount		Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		Accumulated partial write-off
Amounts are in EUR million, unless otherwise indicated		Performing exposures	Non-performing exposures	Performing exposures — accumulated impairment and provisions	Non-performing exposures — accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions	
005	**Cash balances at central banks and other demand deposits**	**1,894**	**-**	**-**	**-**	**-**
010	**Loans and advances**	**480,389**	**4,109**	**-6**	**-674**	**-15**
020	Central banks	13,899	-	-	-	-
030	General governments	112,900	511	-	-	-
040	Credit institutions	100,104	151	-	-	-
050	Other financial corporations	32,123	-	-6	-	-
060	Non-financial corporations	221,364	3,446	-0	-674	-15
070	*Of which SMEs*	-	-	-	-	-
080	Households	-	-	-	-	-
090	**Debt securities**	**64,282**	**3**	**-**	**-**	**-**
100	Central banks	30	-	-	-	-
110	General governments	26,929	-	-	-	-
120	Credit institutions	19,097	-	-	-	-
130	Other financial corporations	11,436	3	-	-	-
140	Non-financial corporations	6,790	-	-	-	-
150	**Off-balance-sheet exposures**	**158,511**	**1,166**	**-72**	**-11**	
160	Central banks	20	-	-	-	
170	General governments	42,810	632	-	-	
180	Credit institutions	42,308	98	-65	-1	
190	Other financial corporations	17,134	10	-7	-9	
200	Non-financial corporations	56,239	426	-0	-	
210	Households	-	-	-	-	
220	**Total**	**705,076**	**5,277**	**-78**	**-684**	**-15**

[20] Exposures under Impact Finance Mandates (further details and the related definition of Impact Finance Mandates can be found in the December 2024 GRMDR available on the EIB website) have been excluded from the non-performing exposures (NPE) disclosure templates. Accrued interest on loans and advances and debt securities are not included in the gross carrying amounts disclosed.

Credit risk | 21

Template EU CR1-A — Maturity of exposures

This template provides a maturity breakdown of the on-balance sheet exposures of the Group, namely the loans and advances and debt securities portfolio based on the residual maturity of the instrument.

		a	b	c	d	e	f
		Net exposure value					
Amounts are in EUR million, unless otherwise indicated		On demand	<= 1 year	> 1 year <= 5 years	> 5 years	No stated maturity	Total
1	Loans and advances	-	67,038	73,121	343,659	-	483,818
2	Debt securities	-	28,005	19,968	16,312	-	64,285
3	**Total**	**-**	**95,044**	**93,089**	**359,971**	**-**	**548,103**

Template EU CR2 — Changes in the stock of non-performing loans and advances

The following template displays information on the changes in the stock of non-performing loans from the end of the previous financial year to the current reporting period.

		a
Amounts are in EUR million, unless otherwise indicated		Gross carrying amount
010	**Initial stock of non-performing loans and advances**	**3,814**
020	Inflows to non-performing portfolios	1,116
030	Outflows from non-performing portfolios	-822
040	Outflows due to write-offs	-188
050	Outflow due to other situations	-633
060	**Final stock of non-performing loans and advances**	**4,109**

22 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Template EU CQ4 — Quality of non-performing exposures by geography

This template displays a geographical breakdown of the Group's debt portfolio. Columns b) and d) are not disclosed as the Group's non-performing loans (NPL) ratio is below 5%. For further details on the EIB Group's definition of default, please refer to the December 2024 GRMDR available on the EIB website.

All EU Member States are separately reported in the template and only non-EU countries to which the EIB Group has a total exposure in excess of EUR 10 billion are separately reported in the template.

		a	c	e	f	g
		Gross carrying/nominal amount		**Accumulated impairment**	**Provisions on off-balance-sheet commitments and financial guarantees given**	**Accumulated negative changes in fair value due to credit risk on non-performing exposures**
Amounts are in EUR million, unless otherwise indicated			Of which defaulted			
010	**On-balance-sheet exposures**	***548,783***	***4,112***	***-680***		**-**
	France	*75,118*	*508*	*-43*		-
	Spain	*70,001*	*296*	*-0*		-
	Italy	*59,200*	*163*	*-56*		-
	Germany	*43,875*	*670*	*-180*		-
	Poland	*39,334*	*359*	*-219*		-
	United Kingdom	*30,659*	*485*	*-57*		-
	Luxembourg	*21,725*	*62*	*-5*		-
	Netherlands	*18,421*	*91*	*-2*		-
	Belgium	*16,179*	-	-		-
	Finland	*15,751*	*4*	*-1*		-
	Greece	*13,519*	*99*	*-14*		-
	Austria	*13,102*	*25*	*-3*		-
	Sweden	*10,919*	*343*	*-11*		-
	Portugal	*10,232*	*3*	*-1*		-
	Hungary	*7,659*	-	-		-
	Czechia	*7,137*	-	-		-
	Ireland	*6,398*	*91*	*-43*		-
	Denmark	*6,287*	-	-		-
	Romania	*5,540*	*6*	*-0*		-
	Slovakia	*3,084*	-	-		-
	Croatia	*2,662*	-	-		-
	Lithuania	*2,655*	-	-		-
	Bulgaria	*2,051*	*15*	*-3*		-
	Cyprus	*1,838*	-	-		-
	Slovenia	*1,789*	-	-		-
	Estonia	*1,426*	*30*	*-0*		-
	Latvia	*625*	-	-		-
	Malta	*361*	-	-		-

Credit risk | 23

Cyprus 689 - - Slovenia 479 - - Latvia 451 - 0 Slovakia 325 - - Lithuania 297 - - United Kingdom 286 - -0 Malta 158 - -0 Other countries 29,281 725 - 150 Total 708,459 5,277 -680 -83 - Amounts are in EUR million, unless otherwise indicated a c e f g Gross carrying/nominal amount Accumulated impairment Provisions on off-balance- sheet commitments and financial guarantees given Accumulated negative changes in fair value due to credit risk on non- performing exposures Of which defaulted Other countries 61,235 861 -41 - 080 Off-balance-sheet exposures 159,676 1,166 -83 France 19,703 187 -0 Luxembourg 17,014 77 -45 Germany 15,769 13 -5 Spain 14,392 11 -4 Italy 11,990 22 -10 Poland 10,500 40 -0 Greece 6,181 - -0 Netherlands 4,443 51 - Romania 3,719 - -5 Belgium 3,672 - - Czechia 3,443 - - Portugal 3,050 - -5 Sweden 2,485 20 - Ireland 2,232 20 -0 Austria 1,977 - -0 Denmark 1,741 - -1 Finland 1,574 - -2 Croatia 1,050 - -3 Hungary 978 - - Bulgaria 922 - -2 Estonia 876 - -

Template EU CQ5 — Credit quality of loans and advances to non-financial corporations by industry

This template shows a sector breakdown of the Group's portfolio of loans to corporates based on the borrower's NACE Rev. 2 classification. Columns b) and d) are not disclosed as the Group's NPL ratio is below 5%.

		a	c	e	f
		Gross carrying amount		**Accumulated impairment**	**Accumulated negative changes in fair value due to credit risk on non-performing exposures**
Amounts are in EUR million, unless otherwise indicated			Of which defaulted		
010	Agriculture, forestry and fishing	366	15	-0	-
020	Mining and quarrying	1,530	0	-	-
030	Manufacturing	20,025	923	-192	-
040	Electricity, gas, steam and air conditioning supply	44,012	544	-13	-
050	Water supply	16,361	87	-3	-
060	Construction	9,789	238	-155	-
070	Wholesale and retail trade	1,735	13	-2	-
080	Transport and storage	60,456	408	-160	-
090	Accommodation and food service activities	26	-	-	-
100	Information and communication	8,058	60	-13	-
110	Financial and insurance activities	22,078	236	-0	-
120	Real estate activities	9,953	4	-	-
130	Professional, scientific and technical activities	14,085	554	-79	-
140	Administrative and support service activities	1,412	15	-0	-
150	Public administration and defence, compulsory social security	4,968	-	-	-
160	Education	3,617	212	-50	-
170	Human health services and social work activities	5,635	139	-7	-
180	Arts, entertainment and recreation	8	-	-	-
190	Other services	694	-	-	-
200	**Total**	**224,810**	**3,446**	**-674**	**-**

Credit risk | 25

Template EU CQ1 — Credit quality of forborne exposures

This template presents an overview of the forborne exposures of the Group with a split between performing and non-performing exposures and related provisions by product and counterparty.

		a	b	c	d	e	f
		Gross carrying amount/nominal amount of exposures with forbearance measures				Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions	
		Performing forborne	Non-performing forborne			On performing forborne exposures	On non-performing forborne exposures
Amounts are in EUR million, unless otherwise indicated				Of which defaulted	Of which impaired		
005	Cash balances at central banks and other demand deposits	-	-	-	-	-	-
010	**Loans and advances**	**731**	**1,572**	**1,572**	**1,135**	**-**	**-439**
020	*Central banks*	-	-	-	-	-	-
030	*General governments*	14	24	24	-	-	-
040	*Credit institutions*	4	151	151	-	-	-
050	*Other financial corporations*	-	-	-	-	-	-
060	*Non-financial corporations*	713	1,397	1,397	1,135	-	-439
070	*Households*	-	-	-	-	-	-
080	**Debt securities**	**-**	**3**	**3**	**-**	**-**	**-**
090	**Loan commitments given**	**-**	**-**	**-**	**-**	**-**	**-**
100	**Total**	**731**	**1,575**	**1,575**	**1,135**	**-**	**-439**

26 | June 2025 European Investment Bank Group Risk Management Disclosure Report

3.2 Use of the standardised approach

Template EU CR4 — Standardised approach — Credit risk exposure and CRM effects

This template presents an overview of the EIB Group's exposures under the standardised approach for which the Group applies fixed risk weights under the CRR instead of its own internal estimation of credit risk parameters for the calculation of regulatory capital requirements. The Group continues to make limited use of the standardised approach, including primarily exposures incurred in the context of Full Delegation Risk Sharing Guarantee Products and, more recently, exposures towards insurance, reinsurance and monoline companies. It should be noted that equity exposures, under CRR III, are now mandatorily treated under the standardised approach. The newly introduced exposure classes 'acquisition, development and construction' (ADC) and 'income producing real estate' (IPRE) were deemed not applicable to the EIB Group in line with its BBP Framework. Investments in collective investment undertakings treated under the look-through, mandate-based or fall-back approach in accordance with Article 152 of the CRR are reported in this template and in the template CR5 below while exposures to CIUs which the Group opted to deduct from own funds are excluded from both templates but duly referenced in template EU CC1. Amounts are in EUR million, unless otherwise indicated.

		Exposures before CCF and before CRM		Exposures post CCF and post CRM		RWEAs and RWEAs density	
		On-balance-sheet exposures	Off-balance-sheet exposures	On-balance-sheet exposures	Off-balance-sheet amount	RWEAs	RWEAs density (%)
Exposure classes		a	b	c	d	e	f
1	Central governments or central banks	-	-	-	-	-	0.00%
2	Non-central government public sector entities	-	-	-	-	-	0.00%
EU 2a	Regional government or local authorities	-	-	-	-	-	0.00%
EU 2b	Public sector entities	-	-	-	-	-	0.00%
3	Multilateral development banks	-	-	-	-	-	0.00%
EU 3a	International organisations	-	-	-	-	-	0.00%
4	Institutions	-	-	-	-	-	0.00%
5	Covered bonds	-	-	-	-	-	0.00%
6	Corporates	-	4,367	452	2,489	2,769	94.16%
6.1	Of which: Specialised Lending	-	-	-	-	-	-
7	Subordinated debt exposures and equity	3,016	3,470	1,431	1,861	6,742	204.83%
EU 7a	Subordinated debt exposures	-	-	-	-	-	-
EU 7b	Equity	3,016	3,470	1,431	1,861	6,742	204.83%
8	Retail	-	-	-	-	-	0.00%
9	Secured by mortgages on immovable property and ADC exposures	-	-	-	-	-	0.00%
9.1	Secured by mortgages on residential immovable property - non IPRE	-	-	-	-	-	0.00%
9.2	Secured by mortgages on residential immovable property - IPRE	-	-	-	-	-	0.00%
9.3	Secured by mortgages on commercial immovable property - non IPRE	-	-	-	-	-	0.00%

Credit risk | 27

Exposure classes		Exposures before CCF and before CRM		Exposures post CCF and post CRM		RWEAs and RWEAs density	
		On-balance-sheet exposures	Off-balance-sheet exposures	On-balance-sheet exposures	Off-balance-sheet amount	RWEAs	RWEAs density (%)
		a	b	c	d	e	f
9.4	Secured by mortgages on commercial immovable property - IPRE	-	-	-	-	-	0.00%
9.5	Acquisition, Development and Construction (ADC)	-	-	-	-	-	0.00%
10	Exposures in default	-	-	-	-	-	0.00%
EU 10a	Claims on institutions and corporates with a short-term credit assessment	-	-	-	-	-	0.00%
EU 10b	Collective investment undertakings (CIU)	10,275	6,370	8,082	5,374	31,061	230.83%
EU 10c	Other items	-	-	-	-	-	0.00%
12	**TOTAL**	**13,291**	**14,208**	**9,965**	**9,724**	**40,573**	**206.07%**

28 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Template EU CR5 — Standardised approach This template shows a breakdown of the EIB Group's exposures under the standardised approach by regulatory exposure class and risk weights. The category “Others” (column y) contains CIUs that are treated according to the underlying exposures, either after applying the look-through or the mandate-based approach. Amounts are in EUR million, unless otherwise indicated. Risk weight Total Of which unrated Exposure classes 0% 2% 4% 10% 20% 30% 35% 40% 45% 50% 60% 70% 75% 80% 90% 100% 105% 110% 130% 150% 250% 370% 400% 1250% Others a b c d e f g h i j k l m n o p q r s t u v w x y z aa 1 Central governments or central banks - - - - - - - - - - - - - - - - - - - - - - - - - - - 2 Non-central government public sector entities - - - - - - - - - - - - - - - - - - - - - - - - - - - EU 2a Regional government or local authorities - - - - - - - - - - - - - - - - - - - - - - - - - - - EU 2b Public sector entities - - - - - - - - - - - - - - - - - - - - - - - - - - - 3 Multilateral development banks - - - - - - - - - - - - - - - - - - - - - - - - - - - EU 3a International organisations - - - - - - - - - - - - - - - - - - - - - - - - - - - 4 Institutions - - - - - - - - - - - - - - - - - - - - - - - - - - - 5 Covered bonds - - - - - - - - - - - - - - - - - - - - - - - - - - - 6 Corporates - - - - - - - - - 181 - - 324 - - 2,435 - - - - - - - - - 2,941 2,435 6.1 Of which: Specialised Lending - - - - - - - - - - - - - - - - - - - - - - - - - - - 7 Subordinated debt exposures and equity - - - - - - - - - - - - - - - 991 - - - - 2,300 - - - - 3,292 3,292 EU 7a Subordinated debt exposures - - - - - - - - - - - - - - - - - - - - - - - - - - -

Risk weight Total Of which unrated Exposure classes 0% 2% 4% 10% 20% 30% 35% 40% 45% 50% 60% 70% 75% 80% 90% 100% 105% 110% 130% 150% 250% 370% 400% 1250% Others a b c d e f g h i j k l m n o p q r s t u v w x y z aa EU 7b Equity - - - - - - - - - - - - - - - 991 - - - - 2,300 - - - - 3,292 3,292 8 Retail exposures - - - - - - - - - - - - - - - - - - - - - - - - - - - 9 Secured by mortgages on immovable property and ADC exposures - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.1 Secured by mortgages on residential immovable property - non IPRE - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.1.1 no loan splitting applied - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.1.2 loan splitting applied (secured) - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.1.3 loan splitting applied (unsecured) - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.3 Secured by mortgages on commercial immovable property - non IPRE - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.4 Secured by mortgages on commercial immovable property - IPRE - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.3.1 no loan splitting applied - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.3.2 loan splitting applied (secured) - - - - - - - - - - - - - - - - - - - - - - - - - - -

Risk weight Total Of which unrated Exposure classes 0% 2% 4% 10% 20% 30% 35% 40% 45% 50% 60% 70% 75% 80% 90% 100% 105% 110% 130% 150% 250% 370% 400% 1250% Others a b c d e f g h i j k l m n o p q r s t u v w x y z aa 9.3.3 loan splitting applied (unsecured) - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.4 Secured by mortgages on commercial immovable property - IPRE - - - - - - - - - - - - - - - - - - - - - - - - - - - 9.5 Acquisition, Development and Construction (ADC) - - - - - - - - - - - - - - - - - - - - - - - - - - - 10 Exposures in default - - - - - - - - - - - - - - - - - - - - - - - - - - - EU 10a Claims on institutions and corporates with a short-term credit assessment - - - - - - - - - - - - - - - - - - - - - - - - - - - EU 10b Collective investment undertakings (CIU) - - - - - - - - - - - - - - - - - - - - - - - - 13,456 13,456 13,456 EU 10c Other items - - - - - - - - - - - - - - - - - - - - - - - - - - - EU 11c TOTAL - - - - - - - - - 181 - - 324 - - 3,427 - - - - 2,300 - - - 13,456 19,689 19,183

3.3 Use of the Internal Ratings Based Approach

Template EU CR6 — IRB approach — Credit risk exposures by exposure class and PD range

The templates below display a breakdown of the EIBG portfolio under IRB for specific regulatory exposure classes. In line with the correspondent EBA Implementing Technical Standards (EBA ITS), exposures are reported in columns a) to c) and f) before credit risk mitigation and in columns "PD range", d) to e) and g) to l) taking into consideration the substitution effect of credit protection received. CIU investments and securitisation tranches guaranteed by sovereigns or supranational organisations are excluded from the templates. Internally unrated counterparties are included under the "100 (Default)" PD bucket. Amounts are in EUR million, unless otherwise indicated.

A-IRB	PD range	On-balance sheet exposures	Off-balance-sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years) [21]	Risk-weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
		a	b	c	d	e	f	g	h	i	j	k	l
Central governments and central banks													
	0.00 to <0.15	69,779	11,944	40.00%	192,149	0.05%	28	0.00%	4	-	-	-	-2
	0.00 to <0.10	50,473	8,756	40.00%	165,800	0.03%	25	0.00%	4	-	-	-	-2
	0.10 to <0.15	19,306	3,188	40.00%	26,349	0.14%	3	0.00%	4	-	-	-	-
	0.15 to <0.25	-	-	0.00%	-	0.00%	-	0.00%	-	-	-	-	-
	0.25 to <0.50	10,105	3,918	40.00%	18,104	0.26%	2	0.00%	4	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	-	-	-	-	-	-	-	-	-
	0.75 to <1.75	-	-	-	-	-	-	-	-	-	-	-	-
	1.75 to <2.5	-	-	-	-	-	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-	-	-	-	-	-
	2.50 to <5	-	-	-	-	-	-	-	-	-	-	-	-
	5 to <10	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-

[21] Exposure-weighted maturity is calculated using the regulatory maturity formula provided in Article 162 of the CRR.

32 | June 2025 European Investment Bank Group Risk Management Disclosure Report

A-IRB	PD range	On-balance sheet exposures	Off-balance-sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years) [21]	Risk-weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
		a	b	c	d	e	f	g	h	i	j	k	l
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	-	-	-	-	-	-	-	-	-	-	-	-
Sub-total central governments and central banks		**79,885**	**15,862**	**40.00%**	**210,252**	**0.07%**	**30**	**0.00%**	**4**	**-**	**-**	**-**	**-2**

A-IRB	PD range	On-balance sheet exposures	Off-balance sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
		a	b	c	d	e	f	g	h	i	j	k	l
Corporates — Specialised lending													
	0.00 to <0.15	5,495	1,417	40.90%	4,808	0.12%	65	25.02%	5	1,292	26.87%	1	-
	0.00 to <0.10	1,917	474	40.00%	2,107	0.09%	21	24.71%	5	499	23.69%	0	-
	0.10 to <0.15	3,578	943	41.36%	2,702	0.13%	44	25.26%	5	793	29.35%	1	-
	0.15 to <0.25	1,921	85	59.37%	1,934	0.16%	28	25.89%	4	596	30.83%	1	-
	0.25 to <0.50	4,228	105	40.00%	3,073	0.30%	38	26.79%	5	1,400	45.55%	3	-
	0.50 to <0.75	1,354	364	40.00%	1,379	0.58%	23	29.19%	4	874	63.35%	2	-
	0.75 to <2.50	2,623	1,884	40.89%	3,139	1.43%	44	31.00%	5	2,854	90.94%	14	-0
	0.75 to <1.75	1,644	965	41.73%	1,842	1.01%	31	29.59%	5	1,469	79.73%	6	-0

Credit risk | 33

A-IRB PD range On-balance sheet exposures Off-balance sheet exposures pre-CCF Exposure weighted average CCF Exposure post CCF and post CRM Exposure weighted average PD (%) Number of obligors Exposure weighted average LGD (%) Exposure weighted average maturity (years) Risk weighted exposure amount after supporting factors Density of risk weighted exposure amount Expected loss amount Value adjust- ments and provisions a b c d e f g h i j k l 1.75 to <2.5 979 919 40.00% 1,297 2.04% 13 33.01% 5 1,386 106.85% 9 - 2.50 to <10 856 49 40.00% 807 4.43% 16 24.91% 4 745 92.31% 8 - 2.5 to <5 376 5 40.00% 350 2.90% 7 29.10% 5 355 101.70% 3 - 5 to <10 480 44 40.00% 457 5.60% 9 21.70% 4 389 85.13% 6 - 10 to <100 - - - - - - - - - - - - 10 to <20 - - - - - - - - - - - - 20 to <30 - - - - - - - - - - - - 30 to <100 - - - - - - - - - - - - 100 (Default) 874 193 40.00% 691 100.00% 20 37.25% 2 653 94.44% 335 -219 Sub-total corporates — specialised lending 17,352 4,096 41.12% 15,831 5.04% 234 27.55% 4 8,414 53.15% 365 -219 Total A-IRB (all exposure classes) 97,237 19,959 40.23% 226,084 264 4 8,414 3.72% 365 -221

F-IRB	PD range	On-balance sheet exposures	Off-balance-sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
		a	b	c	d	e	f	g	h	i	j	k	l
Central governments and central banks													
	0.00 to <0.15	56,086	12,035	40.00%	61,609	0.04%	150	45.00%	3	10,169	16.51%	12	-
	0.00 to <0.10	55,788	11,965	40.00%	61,592	0.04%	147	45.00%	3	10,163	16.50%	12	-
	0.10 to <0.15	298	70	40.00%	17	0.14%	3	45.00%	3	6	36.41%	0	-
	0.15 to <0.25	1,697	2,015	40.00%	2,534	0.23%	2	45.00%	3	1,191	47.01%	3	-
	0.25 to <0.50	1,363	43	40.00%	53	0.41%	5	45.00%	3	34	63.47%	0	-
	0.50 to <0.75	-	-	0.00%	-	0.00%	-	0.00%	-	-	0.00%	-	-
	0.75 to <2.50	113	100	40.00%	357	2.00%	3	45.00%	3	410	114.83%	3	-
	0.75 to <1.75	113	-	0.00%	0	0.82%	2	45.00%	3	0	85.91%	0	-
	1.75 to <2.5	-	100	40.00%	357	2.00%	1	45.00%	3	410	114.83%	3	-
	2.50 to <10	75	40	40.00%	559	6.30%	2	45.00%	3	904	161.92%	16	-
	2.50 to <5	3	-	0.00%	3	3.16%	1	45.00%	3	4	130.33%	0	-
	5 to <10	72	40	40.00%	555	6.32%	1	45.00%	3	900	162.10%	16	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	189	-	0.00%	0	100.00%	5	45.00%	3	-	0.00%	0	-
Sub-total central governments and central banks		**59,521**	**14,232**	**40.00%**	**65,112**	**0.11%**	**167**	**45.00%**	**3**	**12,708**	**19.52%**	**34**	**-**

Credit risk | 35

F-IRB	PD range	On-balance sheet exposures	Off-balance-sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
		a	b	c	d	e	f	g	h	i	j	k	l
Regional governments and local authorities													
	0.00 to <0.15	23,434	6,370	40.00%	27,806	0.06%	170	45.00%	3	5,721	20.57%	7.4	-
	0.00 to <0.10	19,940	5,910	40.00%	23,537	0.04%	141	45.00%	3	4,167	17.70%	4.6	-
	0.10 to <0.15	3,494	460	40.00%	4,269	0.14%	29	45.00%	3	1,554	36.41%	2.7	-
	0.15 to <0.25	-	-	-	-	-	-	-	-	-	-	-	-
	0.25 to <0.50	1,890	1,327	85.08%	3,014	0.28%	24	45.00%	3	1,567	51.98%	3.8	-0
	0.50 to <0.75	-	-	-	-	-	-	-	-	-	-	-	-
	0.75 to <2.50	193	7	40.00%	151	1.09%	4	45.00%	3	140	92.87%	0.7	-
	0.75 to <1.75	121	7	40.00%	111	0.82%	3	45.00%	3	95	85.90%	0.4	-
	1.75 to <2.5	72	-	0.00%	40	1.84%	1	45.00%	3	45	112.17%	0.3	-
	2.50 to <10	230	50	40.00%	182	3.85%	6	45.00%	3	248	136.76%	3.1	-
	2.50 to <5	162	-	0.00%	162	3.16%	1	45.00%	3	211	130.33%	2.3	-
	5 to <10	68	50	40.00%	20	9.40%	5	45.00%	3	38	188.72%	0.8	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	213	-	0.00%	206	100.00%	5	45.00%	3	-	0.00%	92.9	-
Sub-total regional governments and local authorities		**25,960**	**7,754**	**47.71%**	**31,359**	**0.77%**	**209**	**45.00%**	**3**	**7,676**	**24.48%**	**107.9**	**-0**

36 | June 2025 European Investment Bank Group Risk Management Disclosure Report

F-IRB	PD range	On-balance sheet exposures	Off-balance-sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
		a	b	c	d	e	f	g	h	i	j	k	l
Public sector entities													
	0.00 to <0.15	53,993	13,637	40.00%	33,314	0.06%	233	45.00%	3	6,710	20.14%	8.4	-
	0.00 to <0.10	51,260	12,736	40.00%	30,517	0.05%	206	45.00%	3	5,692	18.65%	6.6	-
	0.10 to <0.15	2,732	901	40.00%	2,797	0.14%	27	45.00%	3	1,018	36.41%	1.8	-
	0.15 to <0.25	-	-	-	-	-	-	-	-	-	-	-	-
	0.25 to <0.50	2,332	969	40.00%	880	0.31%	24	45.00%	3	483	54.86%	1.2	-
	0.50 to <0.75	-	43	40.00%	17	0.74%	1	45.00%	3	14	82.36%	0.1	-
	0.75 to <2.50	356	430	40.00%	168	1.08%	9	45.00%	3	157	93.92%	0.8	-
	0.75 to <1.75	356	430	40.00%	168	1.08%	9	45.00%	3	157	93.92%	0.8	-
	1.75 to <2.5	-	-	-	-	-	-	-	-	-	-	-	-
	2.50 to <10	2,132	645	40.00%	46	2.53%	7	45.00%	3	56	122.58%	0.5	-
	2.50 to <5	16	315	40.00%	46	2.53%	4	45.00%	3	56	122.58%	0.5	-
	5 to <10	2,116	330	40.00%	-	0.00%	3	0.00%	-	-	0.00%	-	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	479	66	40.00%	417	100.00%	15	45.00%	3	-	0.00%	187.7	-51.8
Sub-total public sector entities		**59,292**	**15,790**	**40.00%**	**34,842**	**1.27%**	**289**	**45.00%**	**3**	**7,421**	**21.30%**	**198.7**	**-51.8**

Credit risk | 37

F-IRB	PD range	On-balance sheet exposures	Off-balance-sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
		a	b	c	d	e	f	g	h	i	j	k	l
Institutions													
	0.00 to <0.15	56,369	12,492	40.00%	48,288	0.07%	204	40.07%	3	12,321	25.52%	12	-
	0.00 to <0.10	49,857	11,922	40.00%	41,078	0.06%	176	41.98%	3	10,478	25.51%	10	-
	0.10 to <0.15	6,512	570	40.00%	7,210	0.11%	28	29.13%	3	1,844	25.57%	2	-
	0.15 to <0.25	12,718	2,508	40.00%	8,867	0.16%	36	36.73%	3	3,674	41.43%	5	-
	0.25 to <0.50	4,131	729	40.00%	2,892	0.31%	27	19.26%	3	822	28.41%	2	-
	0.50 to <0.75	1,910	615	42.60%	816	0.52%	21	18.09%	3	243	29.80%	1	-
	0.75 to <2.50	3,076	3,030	41.59%	2,850	1.22%	51	26.89%	3	1,895	66.50%	11	-
	0.75 to <1.75	2,325	2,284	42.11%	2,075	0.98%	34	20.94%	3	991	47.77%	4	-
	1.75 to <2.5	751	746	40.00%	775	1.86%	17	42.81%	3	904	116.63%	6	-
	2.50 to <10	939	1,024	40.00%	360	3.18%	12	44.61%	3	465	129.25%	5	-
	2.50 to <5	780	1,024	40.00%	356	3.12%	8	44.61%	3	458	128.64%	5	-
	5 to <10	160	-	0.00%	3	9.87%	4	45.00%	3	7	192.19%	0	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	3,480	1,723	40.05%	487	100.00%	85	45.52%	3	-	0.00%	222	-
Sub-total institutions		**82,625**	**22,121**	**40.29%**	**64,560**	**0.92%**	**436**	**37.89%**	**3**	**19,420**	**30.08%**	**257**	-

38 | June 2025 European Investment Bank Group Risk Management Disclosure Report

F-IRB	PD range	On-balance sheet exposures	Off-balance sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
		a	b	c	d	e	f	g	h	i	j	k	l
Corporates — General													
	0.00 to <0.15	64,102	12,420	40.96%	69,510	0.10%	201	40.10%	3	18,026	25.93%	27	0
	0.00 to <0.10	23,920	7,197	41.10%	26,589	0.07%	120	40.14%	3	5,698	21.43%	7	0
	0.10 to <0.15	40,182	5,223	40.78%	42,921	0.11%	81	40.08%	3	12,328	28.72%	20	-
	0.15 to <0.25	17,991	7,062	40.64%	20,534	0.16%	84	40.02%	3	7,177	34.95%	13	-
	0.25 to <0.50	15,131	4,398	48.65%	16,410	0.30%	110	40.07%	3	7,962	48.52%	20	-1
	0.50 to <0.75	7,770	1,166	42.07%	7,363	0.52%	70	40.08%	3	4,687	63.65%	15	-
	0.75 to <2.50	7,817	2,021	50.56%	6,475	1.18%	103	40.26%	3	5,712	88.21%	31	-1
	0.75 to <1.75	6,151	1,520	53.00%	5,170	0.98%	82	40.11%	3	4,297	83.12%	20	-1
	1.75 to <2.5	1,666	500	43.16%	1,305	1.95%	21	40.89%	3	1,415	108.40%	10	-
	2.50 to <10	2,140	653	40.00%	611	3.82%	62	43.20%	3	909	148.86%	10	-
	2.50 to <5	529	91	40.00%	507	2.81%	20	43.01%	3	696	137.23%	6	-
	5 to <10	1,612	562	40.00%	104	8.79%	42	44.10%	3	214	205.57%	4	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	1,728	1,593	64.89%	2,274	100.00%	188	40.16%	3	-	0.00%	913	-308
Sub-total corporates — general		**116,680**	**29,312**	**44.02%**	**123,176**	**2.08%**	**818**	**40.11%**	**3**	**44,472**	**36.10%**	**1,030**	**-309**

Credit risk | 39

F-IRB	PD range	On-balance sheet exposures	Off-balance sheet exposures pre-CCF	Exposure weighted average CCF	Exposure post CCF and post CRM	Exposure weighted average PD (%)	Number of obligors	Exposure weighted average LGD (%)	Exposure weighted average maturity (years)	Risk weighted exposure amount after supporting factors	Density of risk weighted exposure amount	Expected loss amount	Value adjust-ments and provisions
		a	b	c	d	e	f	g	h	i	j	k	l
Corporates — Specialised Lending													
	0.00 to <0.15	-	-	-	19	0.05%	-	45.00%	3	5	27.05%	0	-
	0.00 to <0.10	-	-	-	19	0.05%	-	45.00%	3	5	27.05%	0	-
	0.10 to <0.15	-	-	-	-	-	-	-	-	-	-	-	-
	0.15 to <0.25	-	-	-	23	0.16%	-	40.00%	3	8	34.84%	0	-
	0.25 to <0.50	-	-	-	8	0.26%	-	40.00%	3	3	44.55%	0	-
	0.50 to <0.75	-	-	-	-	-	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	32	1.29%	-	40.00%	3	28	89.51%	0	-
	0.75 to <1.75	-	-	-	32	1.29%	-	40.00%	3	28	89.51%	0	-
	1.75 to <2.5	-	-	-	-	-	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-	-	-	-	-	-
	2.50 to <5	-	-	-	-	-	-	-	-	-	-	-	-
	5 to <10	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	10 to <20	-	-	-	-	-	-	-	-	-	-	-	-
	20 to <30	-	-	-	-	-	-	-	-	-	-	-	-
	30 to <100	-	-	-	-	-	-	-	-	-	-	-	-
	100 (Default)	-	-	-	-	-	-	-	-	-	-	-	-
Sub-total corporates - specialised lending		**-**	**-**	-	**81**	**0.58%**	**-**	**41.17%**	**3**	**45**	**55.19%**	**0**	**-**
Total F-IRB (all exposure classes)		**344,079**	**89,210**	**42.07%**	**319,129**		**1,919**		**3**	**91,742**	**28.75%**	**1,627**	**-361**

40 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Template EU CR7 — IRB approach — Effect on the RWEAs of credit derivatives used as CRM techniques

This template shows the impact of credit risk derivatives on banks' capital requirements by exposure class. As the EIB Group does not make use of credit risk derivatives, columns a) and b) of the template display the same figures.

Amounts are in EUR million, unless otherwise indicated		Pre-credit derivatives risk weighted exposure amount	Actual risk weighted exposure amount
		a	b
1	Central governments and central banks - F-IRB	12,708	12,708
EU 1a	Regional governments and local authorities -F-IRB	7,676	7,676
EU 1b	Public sector entities - F-IRB	7,421	7,421
2	Central governments and central banks - A-IRB	-	-
EU 2a	Regional governments and local authorities A-IRB	-	-
EU 2b	Public sector entities A-IRB	-	-
3	Institutions – F-IRB	19,420	19,420
5	Corporates – F-IRB	44,517	44,517
EU 5a	Corporates - General	44,472	44,472
EU 5b	Corporates - Specialised lending	45	45
EU 5c	Corporates - Purchased receivables	-	-
6	Corporate – A-IRB	8,414	8,414
EU 6a	Corporates - General	-	-
EU 6b	Corporates - Specialised lending	8,414	8,414
EU 6c	Corporates - Purchased Receivables	-	-
EU 8a	Retail - A-IRB	-	-
9	Retail – Qualifying revolving (QRRE)	-	-
10	Retail – Secured by residential immovable property	-	-
EU10a	Retail – Purchased receivables	-	-
EU10b	Retail – Other retail exposures	-	-
17	**Exposures under F-IRB**	**91,742**	**91,742**
18	**Exposures under A-IRB**	**8,414**	**8,414**
19	**Total Exposures**	**100,156**	**100,156**

Credit risk | 41

Template EU CR7-A — IRB approach — Disclosure of the extent of the use of CRM techniques

These templates provide a detailed overview of the credit risk protection received on exposures treated under the IRB approach. The last two columns of the templates show the final RWEA by regulatory exposure class (obligor exposure class in column m vs. credit protection provider in column n). The Group is currently benefiting from a large amount of unfunded credit protection which, due to the substitution method, is not reported under columns k) and l) of the A-IRB template, while being reported in case of F-IRB template – in line with the EBA mapping tool. Amounts are in EUR million, unless otherwise indicated.

A-IRB		Total exposures	Credit risk Mitigation techniques											Credit risk Mitigation methods in the calculation of RWEAs	
			Funded credit Protection (FCP)									Unfunded credit Protection (UFCP)		RWEA without substitution effects (reduction effects only)	RWEA with substitution effects (both reduction and substitution effects)
			Part of exposures covered by Financial Collaterals (%)	Part of exposures covered by Other eligible collaterals (%)				Part of exposures covered by Other funded credit protection (%)				Part of exposures covered by Guarantees (%)	Part of exposures covered by Credit Derivatives (%)		
					Part of exposures covered by Immovable property Collaterals (%)	Part of exposures covered by Receivables (%)	Part of exposures covered by Other physical collateral (%)		Part of exposures covered by Cash on deposit (%)	Part of exposures covered by Life insurance policies (%)	Part of exposures covered by Instruments held by a third party (%)				
		a	b	c	d	e	f	g	h	i	j	k	l	m	n
1	Central governments and central banks	210,252	0.00%	-	-	-	-	-	-	-	-	-	-	-	-
2	Regional governments and local authorities	-	-	-	-	-	-	-	-	-	-	-	-	-	-
3	Public sector entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5	Corporates	15,831	0.80%	-	-	-	-	-	-	-	-	-	-	8,764	8,414
5.1	Corporates – General	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5.2	Corporates – Specialised lending	15,831	0.80%	-	-	-	-	-	-	-	-	-	-	8,764	8,414

42 | June 2025 European Investment Bank Group Risk Management Disclosure Report

A-IRB		Total exposures	Credit risk Mitigation techniques											Credit risk Mitigation methods in the calculation of RWEAs	
			Funded credit Protection (FCP)									Unfunded credit Protection (UFCP)		RWEA without substitution effects (reduction effects only)	RWEA with substitution effects (both reduction and substitution effects)
			Part of exposures covered by Financial Collaterals (%)	Part of exposures covered by Other eligible collaterals (%)				Part of exposures covered by Other funded credit protection (%)				Part of exposures covered by Guarantees (%)	Part of exposures covered by Credit Derivatives (%)		
					Part of exposures covered by Immovable property Collaterals (%)	Part of exposures covered by Receivables (%)	Part of exposures covered by Other physical collateral (%)		Part of exposures covered by Cash on deposit (%)	Part of exposures covered by Life insurance policies (%)	Part of exposures covered by Instruments held by a third party (%)				
		a	b	c	d	e	f	g	h	i	j	k	l	m	n
5.3	Corporates - Purchased Receivables	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6	Retail	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6.1	Retail – Qualifying revolving	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6.2	Retail – secured by residential immovable property	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6.3	Retail - Purchased Receivables	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6.4	Retail - Other retail exposures	-	-	-	-	-	-	-	-	-	-	-	-	-	-
7	**Total**	**226,084**	**0.06%**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**8,764**	**8,414**

Credit risk | 43

F-IRB		Total exposures	Credit risk Mitigation techniques											Credit risk Mitigation methods in the calculation of RWEAs	
			Funded credit Protection (FCP)									Unfunded credit Protection (UFCP)		RWEA without substitution effects (reduction effects only)	RWEA with substitution effects (both reduction and substitution effects)
			Part of exposures covered by **Financial Collaterals** (%)	Part of exposures covered by **Other eligible collaterals (%)**				Part of exposures covered by **Other funded credit protection (%)**				Part of exposures covered by **Guarantees** (%)	Part of exposures covered by **Credit Derivatives** (%)		
					Part of exposures covered by **Immovable property Collaterals (%)**	Part of exposures covered by **Receivables (%)**	Part of exposures covered by **Other physical collateral (%)**		Part of exposures covered by **Cash on deposit (%)**	Part of exposures covered by **Life insurance policies (%)**	Part of exposures covered by **Instruments held by a third party (%)**				
		a	b	c	d	e	f	g	h	I	j	k	l	m	n
1	Central governments and central banks	65,112	0.00%	-	-	-	-	-	-	-	-	40.76%	0.00%	8,989	12,708
2	Regional governments and local authorities	31,359	0.00%	-	-	-	-	-	-	-	-	0.67%	0.00%	7,176	7,676
3	Public sector entities	34,842	0.00%	-	-	-	-	-	-	-	-	103.25%	0.00%	9,648	7,421
4	Institutions	64,560	7.45%	-	-	-	-	-	-	-	-	56.06%	0.00%	20,193	19,420
5	Corporates	123,257	0.03%	-	-	-	-	-	-	-	-	27.52%	0.00%	45,729	44,517
5.1	Corporates – General	123,176	0.03%	-	-	-	-	-	-	-	-	27.54%	0.00%	45,729	44,472
5.2	Corporates – Specialised lending	81	0.00%	-	-	-	-	-	-	-	-	0.00%	0.00%	-	45
5.3	Corporates - Purchased Receivables	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6	**Total**	**319,129**	**1.52%**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**41.62%**	**0.00%**	**91,735**	**91,742**

44 | **June 2025 European Investment Bank Group Risk Management Disclosure Report**

RWEA flow statements of credit risk exposures under the IRB approach This table presents a breakdown of the evolution of the credit risk RWEA under the IRB approach between the previous and current reporting period. Amounts are in EUR million RWEA as at 31.12.2024 119,661 Asset size 213 Asset quality 164 Model updates - Methodology and policy -20,777 Other (including foreign exchange movements) 896 RWEA as at 30.06.2025 100,156 The net decrease in the IRB credit risk RWEA over 2025 is mainly driven by the effects from the first-time application of the capital requirements under CRR III.

4 COUNTERPARTY CREDIT RISK

The disclosure templates below provide an overview of the exposures, risk-weighted exposure amounts and capital requirements the Group assumes with regard to counterparty credit risk (CCR).

Template EU CCR1 — Analysis of CCR exposure by approach

This template provides an overview of the exposures, RWEA and capital requirements related to counterparty credit risk by regulatory approach. Due to the use of EU-AD, the exposure values before and after correction for incurred losses linked to CVA, shown in columns g) and f) respectively are the same.

		a	b	c	d	e	f	g	h
Amounts are in EUR million, unless otherwise indicated		**Replacement cost (RC)**	**Potential future exposure (PFE)**	**EEPE**	**Alpha used for computing regulatory exposure value**	**Exposure value pre-CRM**	**Exposure value post-CRM**	**Exposure values**	**RWEA**
EU-1	EU — Original Exposure Method (for derivatives)	-	-		1.4	-	-	-	-
EU-2	EU — Simplified SA-CCR (for derivatives)	-	-		1.4	-	-	-	-
1	SA-CCR (for derivatives)	172	4,631		1.4	19,590	6,724	6,724	1,819
2	IMM (for derivatives and SFTs)			-	-	-	-	-	-
2a	*Of which securities financing transactions netting sets*			-		-	-	-	-
2b	*Of which derivatives and long settlement transactions netting sets*			-		-	-	-	-
2c	*Of which from contractual cross-product netting sets*			-		-	-	-	-
3	Financial collateral simple method (for SFTs)					-	-	-	-
4	Financial collateral comprehensive method (for SFTs)					34,514	5,431	5,431	495
5	VaR for SFTs					-	-	-	-
6	**Total**					**54,104**	**12,155**	**12,155**	**2,314**

46 | **June 2025 European Investment Bank Group Risk Management Disclosure Report**

Template EU CCR3 — Standardised approach — CCR exposures by regulatory exposure class and risk weights

The template below shows a breakdown by risk weight of exposures subject to counterparty credit risk treated under the standardised approach. The amounts reported under the exposure class 'Institutions' relate to trades centrally cleared through a CCP in accordance with Article 107 of the CRR.

Amounts are in EUR million, unless otherwise indicated		Risk weight											
		a	b	c	d	e	f	g	h	i	j	k	l
Exposure classes		**0%**	**2%**	**4%**	**10%**	**20%**	**50%**	**70%**	**75%**	**100%**	**150%**	**Others**	**Total exposure value**
1	Central governments or central banks	-	-	-	-	-	-	-	-	-	-	-	-
2	Regional government or local authorities	-	-	-	-	-	-	-	-	-	-	-	-
3	Public sector entities	-	-	-	-	-	-	-	-	-	-	-	-
4	Multilateral development banks	-	-	-	-	-	-	-	-	-	-	-	-
5	International organisations	-	-	-	-	-	-	-	-	-	-	-	-
6	Institutions	-	94	-	-	-	-	-	-	-	-	-	94
7	Corporates	-	-	-	-	-	-	-	-	-	-	-	-
8	Retail	-	-	-	-	-	-	-	-	-	-	-	-
9	Institutions and corporates with a short-term credit	-	-	-	-	-	-	-	-	-	-	-	-
10	Other items	-	-	-	-	-	-	-	-	-	-	-	-
11	**Total exposure value**	**-**	**94**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**94**

Counterparty credit risk | 47

Template EU CCR4 — IRB approach — CCR exposures by exposure class and PD scale

The templates below show a breakdown by PD bucket of exposures subject to a CCR capital charge and treated under the IRB approach. Internally unrated counterparties are included under the "100 (Default)" PD bucket. Amounts are in EUR million, unless otherwise indicated.

		a	b	c	d	e	f	g
A-IRB	**PD scale**	**Exposure value**	**Exposure weighted average PD (%)**	**Number of obligors**	**Exposure weighted average LGD (%)**	**Exposure weighted average maturity (years)**	**RWEA**	**Density of risk weighted exposure amounts**
Central government and central banks	0.00 to <0.15	3	0.14%	1	-	4	-	-
	0.15 to <0.25	-	-	-	-	-	-	-
	0.25 to <0.50	-	-	-	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-
	100 (Default)	-	-	-	-	-	-	-
	Sub-total	3	0.14%	1	-	4	-	-
Total A-IRB (all CCR relevant exposure classes)		**3**	**0.14%**	**1**	**-**	**4**	**-**	**-**

		a	b	c	d	e	f	g
F-IRB	**PD scale**	**Exposure value**	**Exposure weighted average PD (%)**	**Number of obligors**	**Exposure weighted average LGD (%)**	**Exposure weighted average maturity (years)**	**RWEA**	**Density of risk weighted exposure amounts**
Central government and central banks	0.00 to <0.15	42	0.01%	2	45.00%	3	3	6.95%
	0.15 to <0.25	-	-	-	-	-	-	-
	0.25 to <0.50	-	-	-	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-
	100 (Default)	-	-	-	-	-	-	-
	Sub-total	42	0.01%	2	45.00%	3	3	6.95%

48 | June 2025 European Investment Bank Group Risk Management Disclosure Report

		a	b	c	d	e	f	g
F-IRB	**PD scale**	**Exposure value**	**Exposure weighted average PD (%)**	**Number of obligors**	**Exposure weighted average LGD (%)**	**Exposure weighted average maturity (years)**	**RWEA**	**Density of risk weighted exposure amounts**
Institutions	0.00 to <0.15	11,061	0.05%	53	45.00%	2	2,016	18.23%
	0.15 to <0.25	-	-	-	-	-	-	-
	0.25 to <0.50	-	-	-	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-
	100 (Default)	1	100.00%	1	45.00%	1	-	-
	Sub-total	11,062	0.06%	54	45.00%	2	2,016	18.23%

		a	b	c	d	e	f	g
F-IRB	**PD scale**	**Exposure value**	**Exposure weighted average PD (%)**	**Number of obligors**	**Exposure weighted average LGD (%)**	**Exposure weighted average maturity (years)**	**RWEA**	**Density of risk weighted exposure amounts**
Corporates	0.00 to <0.15	1,048	0.06%	10	45.00%	2	294	28.08%
	0.15 to <0.25	-	-	-	-	-	-	-
	0.25 to <0.50	-	-	-	-	-	-	-
	0.50 to <0.75	-	-	-	-	-	-	-
	0.75 to <2.50	-	-	-	-	-	-	-
	2.50 to <10	-	-	-	-	-	-	-
	10 to <100	-	-	-	-	-	-	-
	100 (Default)	-	-	-	-	-	-	-
	Sub-total	1,048	0.06%	10	45.00%	2	294	28.08%
Total F-IRB (all CCR relevant exposure classes)		**12,152**	**0.06%**	**66**	**45.00%**	**2**	**2,314**	**19.04%**

Counterparty credit risk | 49

Template EU CCR8 — Exposures to CCPs

The template below focuses on exposures to central counterparty clearing houses (CCPs) and provides a split of exposures vis-à-vis qualifying CCPs[22] (as defined in point 88 of Article 4(1) of the CRR and Article 2(1) of Regulation (EU) 648/2012) and non-qualifying CCPs.

		a	b
Amounts are in EUR million, unless otherwise indicated		**Exposure value**	**RWEA**
1	**Exposures to QCCPs (total)**		**2**
2	Exposures for trades at QCCPs (excluding initial margin and default fund contributions); of which	94	2
3	(i) OTC derivatives	-	-
4	(ii) Exchange-traded derivatives	-	-
5	(iii) SFTs	94	2
6	(iv) Netting sets where cross-product netting has been approved	-	-
7	Segregated initial margin	-	
8	Non-segregated initial margin	-	-
9	Prefunded default fund contributions	-	-
10	Unfunded default fund contributions	-	-
11	**Exposures to non-QCCPs (total)**		**-**
12	Exposures for trades at non-QCCPs (excluding initial margin and default fund contributions); of which	-	-
13	(i) OTC derivatives	-	-
14	(ii) Exchange-traded derivatives	-	-
15	(iii) SFTs	-	-
16	(iv) Netting sets where cross-product netting has been approved	-	-
17	Segregated initial margin	-	
18	Non-segregated initial margin	-	-
19	Prefunded default fund contributions	-	-
20	Unfunded default fund contributions	-	-

22 The official list of CCPs authorised under Regulation (EU) 648/2012 (EMIR) is available on the ESMA website.

50 | June 2025 European Investment Bank Group Risk Management Disclosure Report

5 SECURITISATION

Template EU-SEC1 — Securitisation exposures in the non-trading book

The template below provides a detailed overview of the securitisation exposure of the EIB Group. It shows the role played by the Group in the securitisation process and the type of underlying assets. All transactions originated or sponsored by the EIB Group benefit from a significant risk transfer (SRT), meaning that the Group can exclude part of the exposure that benefits from third-party credit protection from its capital requirements calculation.

		a	b	c	d	e	f	g	h	i	j	k	l	m	n	o
		Institution acts as originator							Institution acts as sponsor				Institution acts as investor			
		Traditional				Synthetic		Sub-total	Traditional		Synthetic	Sub-total	Traditional		Synthetic	Sub-total
Amounts are in EUR million, unless otherwise indicated		STS	of which SRT	Non-STS	of which SRT		of which SRT		STS	Non-STS			STS	Non-STS		
1	**Total exposures**	-	-	-	-	**36,393**	**36,393**	**36,393**	-	**286**	**8,819**	**9,105**	-	**14,893**	**38**	**14,931**
2	**Retail (total)**	-	-	-	-	-	-	-	-	-	**4,904**	**4,904**	-	-	-	-
3	residential mortgage	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
4	credit card	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5	other retail exposures[23]	-	-	-	-	-	-	-	-	-	4,904	4,904	-	-	-	-
6	re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
7	**Wholesale (total)**	-	-	-	-	**36,393**	**36,393**	**36,393**	-	**286**	**3,915**	**4,201**	-	**14,893**	**38**	**14,931**
8	loans to corporates	-	-	-	-	36,393	36,393	36,393	-	286	3,915	4,201	-	14,893	38	14,931
9	commercial mortgage	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
10	lease and receivables	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
11	other wholesale	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
12	re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

[23] Exposures reported as other retail exposures are associated with intermediated bank lending to SMEs and consumer loans.

Securitisation | 51

Template EU-SEC3 — Securitisation exposures in the non-trading book and associated regulatory capital requirements — institution acting as originator or sponsor

The template below focuses on securitisation instruments where the EIB Group acts as originator or sponsor and provides a breakdown of these exposures and related capital charge by risk weight and regulatory approach. The distribution of the portfolio by risk weight band is operated at the level of securitisation programmes rather than individual tranches.

		a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	EU-p	EU-q
		Exposure values (by RW bands/deductions)					Exposure values (by regulatory approach)				RWEA (by regulatory approach)				Capital charge after cap			
Amounts are in EUR million, unless otherwise indicated		≤20% RW	>20% to 50% RW	50% to 100% RW	>100% to <1250% RW	1250% RW/ deduct-ions	SEC-IRBA	SEC-ERBA (includ-ing IAA)	SEC-SA	1250% RW/ deduct-ions	SEC-IRBA	SEC-ERBA (includ-ing IAA)	SEC-SA	1250% RW	SEC-IRBA	SEC-ERBA (including IAA)	SEC-SA	1250% RW
1	**Total exposures**	**45,061**	**200**	**-**	**104**	**133**	**36,337**	**-**	**9,028**	**133**	**5,537**	**-**	**1,402**	**-**	**443**	**-**	**112**	**-**
2	**Traditional transactions**	**9**	**200**	**-**	**-**	**76**	**-**	**-**	**209**	**76**	**-**	**-**	**62**	**-**	**-**	**-**	**5**	**-**
3	Securitisation	9	200	-	-	76	-	-	209	76	-	-	62	-	-	-	5	-
4	Retail underlying	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5	Of which STS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6	Wholesale	9	200	-	-	76	-	-	209	76	-	-	62	-	-	-	5	-
7	Of which STS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
8	Re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
9	**Synthetic transactions**	**45,051**	**-**	**-**	**104**	**56**	**36,337**	**-**	**8,819**	**56**	**5,537**	**-**	**1,340**	**-**	**443**	**-**	**107**	**-**
10	Securitisation	45,051	-	-	104	56	36,337	-	8,819	56	5,537	-	1,340	-	443	-	107	-
11	Retail underlying	4,904	-	-	-	-	-	-	4,904	-	-	-	752	-	-	-	60	-
12	Wholesale	40,148	-	-	104	56	36,337	-	3,915	56	5,537	-	587	-	443	-	47	-
13	Re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

52 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Template EU-SEC4 — Securitisation exposures in the non-trading book and associated regulatory capital requirements — institution acting as investor

The template below focuses on securitisation instruments where the EIB Group acts as an investor and provides a breakdown of these exposures and related capital charge by risk weight and regulatory approach. The distribution of the portfolio by risk weight band is operated at the level of securitisation programmes rather than individual tranches.

		a	b	c	d	e	f	g	h	i	j	k	l	m	n	o	EU-p	EU-q
		Exposure values (by RW bands/deductions)					Exposure values (by regulatory approach)				RWEA (by regulatory approach)				Capital charge after cap			
	Amounts are in EUR million, unless otherwise indicated	≤20% RW	>20% to 50% RW	50% to 100% RW	>100% to <1250% RW	1250% RW/ deduct-ions[24]	SEC-IRBA	SEC-ERBA (includ-ing IAA)	SEC-SA	1250% RW/ deduct-ions[24]	SEC-IRBA	SEC-ERBA (includ-ing IAA)	SEC-SA	1250% RW	SEC-IRBA	SEC-ERBA (includ-ing IAA)	SEC-SA	1250% RW
1	**Total exposures**	**2,439**	**5,603**	**2,491**	**961**	**3,436**	**-**	**4,298**	**7,196**	**3,436**	**-**	**3,242**	**2,448**	**-**	**-**	**259**	**196**	**-**
2	**Traditional transactions**	**2,439**	**5,603**	**2,491**	**950**	**3,410**	**-**	**4,298**	**7,185**	**3,410**	**-**	**3,242**	**2,428**	**-**	**-**	**259**	**194**	**-**
3	Securitisation	2,439	5,603	2,491	950	3,410	-	4,298	7,185	3,410	-	3,242	2,428	-	-	259	194	-
4	Retail underlying	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
5	Of which STS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
6	Wholesale	2,439	5,603	2,491	950	3,410	-	4,298	7,185	3,410	-	3,242	2,428	-	-	259	194	-
7	Of which STS	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
8	Re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
9	**Synthetic transactions**	**-**	**-**	**-**	**12**	**26**	**-**	**-**	**12**	**26**	**-**	**-**	**19**	**-**	**-**	**-**	**2**	**-**
10	Securitisation	-	-	-	12	26	-	-	12	26	-	-	19	-	-	-	2	-
11	Retail underlying	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
12	Wholesale	-	-	-	12	26	-	-	12	26	-	-	19	-	-	-	2	-
13	Re-securitisation	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-

[24] The Group opted for deducting from CET1 exposures to securitisations, attracting a risk weight of 1250%, in line with Article 36(1)k of the CRR and also, in line with its BBP Framework, for deducting certain exposures to securitisations that would have been risk-weighted at less than 1250%. The total amount of securitisation exposures deducted from own funds stood at EUR 3,569 million (EUR 619 million at the end of 2024).

Securitisation | 53

Template EU-SEC5 — Exposures securitised by the institution — Exposures in default and specific credit risk adjustments

The following template provides, by asset type, a view on the overall securitised (on- and off-balance sheet) exposures of the EIB Group where the Group acts as originator or sponsor before considering credit protection from third parties.

		a	b	c
		Exposures securitised by the institution — Institution acts as originator or as sponsor		
		Total outstanding nominal amount		**Total amount of specific credit risk adjustments made during the period[25]**
Amounts are in EUR million, unless otherwise indicated			**Of which exposures in default**	
1	**Total exposures**	**104,439**	**3,484**	**-4**
2	**Retail (total)**	**6,407**	**476**	**-**
3	residential mortgage	-	-	-
4	credit card	-	-	-
5	other retail exposures	6,407	476	-
6	re-securitisation	-	-	-
7	**Wholesale (total)**	**98,032**	**3,007**	**-4**
8	loans to corporates	96,271	3,007	17
9	commercial mortgage	-	-	-
10	lease and receivables	-	-	-
11	other wholesale	-	-	-
12	re-securitisation	1,761	-	-21

[25] Decreases in credit risk adjustments for H1 2025 are reported as negative amounts whereas increases are reported as positive amounts in line with the clarifications provided under EBA Q&A 2020_5421.

54 | June 2025 European Investment Bank Group Risk Management Disclosure Report

6 LEVERAGE RATIO

Template EU LR2 — LRCom: Leverage ratio common disclosure

This template presents the constituents of the leverage ratio exposure metrics (denominator of the leverage ratio), overall leverage ratio and buffer requirements.

		CRR leverage ratio exposures	
		a	b
	Amounts are in EUR million, unless otherwise indicated	30.06.2025	31.12.2024
On-balance sheet exposures (excluding derivatives and SFTs)			
1	On-balance sheet items (excluding derivatives, SFTs, but including collateral)	527,540	521,267
2	Gross-up for derivatives collateral provided where deducted from the balance sheet assets pursuant to the applicable accounting framework	-	-
3	(Deductions of receivables assets for cash variation margin provided in derivatives transactions)	-	-
4	(Adjustment for securities received under securities financing transactions that are recognised as an asset)	-	-
5	(General credit risk adjustments to on-balance sheet items)	-	-
6	(Asset amounts deducted in determining Tier 1 capital)[26]	(10,264)	(2,296)
7	**Total on-balance sheet exposures (excluding derivatives and SFTs)**	**517,276**	**518,971**
Derivative exposures			
8	Replacement cost associated with SA-CCR derivatives transactions (ie net of eligible cash variation margin)	3,674	5,833
EU-8a	Derogation for derivatives: replacement costs contribution under the simplified standardised approach	-	-
9	Add-on amounts for potential future exposure associated with SA-CCR derivatives transactions	10,145	10,139
EU-9a	Derogation for derivatives: Potential future exposure contribution under the simplified standardised approach	-	-
EU-9b	Exposure determined under Original Exposure Method	-	-
10	(Exempted CCP leg of client-cleared trade exposures) (SA-CCR)	-	-
EU-10a	(Exempted CCP leg of client-cleared trade exposures) (simplified standardised approach)	-	-
EU-10b	(Exempted CCP leg of client-cleared trade exposures) (Original exposure method)	-	-
11	Adjusted effective notional amount of written credit derivatives	-	-
12	(Adjusted effective notional offsets and add-on deductions for written credit derivatives)	-	-
13	**Total derivatives exposures**	**13,819**	**15,972**
Securities financing transaction (SFT) exposures			
14	Gross SFT assets (with no recognition of netting), after adjustment for sales accounting transactions	39,448	21,286
15	(Netted amounts of cash payables and cash receivables of gross SFT assets)	155	2
16	Counterparty credit risk exposure for SFT assets	4,990	3,606

[26] The Group opted for deducting from CET1 exposures to securitisations and CIUs attracting a risk weight of 1250%, in line with Article 36(1)k of the CRR and also, in line with its BBP Framework, for deducting certain exposures to securitisations and CIUs that would have been risk-weighted at less than 1250%.

Leverage ratio | 55

EU-16a	Derogation for SFTs: Counterparty credit risk exposure in accordance with Articles 429e(5) and 222 CRR	-	-
17	Agent transaction exposures	-	-
EU-17a	(Exempted CCP leg of client-cleared SFT exposure)	-	-
18	**Total securities financing transaction exposures**	**44,594**	**24,894**
Other off-balance sheet exposures			
19	Off-balance sheet exposures at gross notional amount	175,141	173,561
20	(Adjustments for conversion to credit equivalent amounts)	(72,816)	(58,698)
21	General provisions deducted in determining Tier 1 capital and specific provisions associated with off-balance sheet exposures	-	-
22	**Off-balance sheet exposures**	**102,325**	**114,864**
Excluded exposures			
EU-22a	(Exposures excluded from the total exposure measure in accordance with point (c) and point (ca) of Article 429a(1) CRR)	-	-
EU-22b	(Exposures exempted in accordance with point (j) of Article 429a (1) CRR (on and off balance sheet))	-	-
EU-22c	(Excluded exposures of public development banks (or units) – Public sector investments)	-	-
EU-22d	(Excluded exposures of public development banks (or units) – Promotional loans)	-	-
EU-22e	(Excluded passing-through promotional loan exposures by non-public development banks (or units)	-	-
EU-22f	(Excluded guaranteed parts of exposures arising from export credits)	-	-
EU-22g	(Excluded excess collateral deposited at triparty agents)	-	-
EU-22h	(Excluded CSD related services of CSD/institutions in accordance with point (o) of Article 429a(1) CRR)	-	-
EU-22i	(Excluded CSD related services of designated institutions in accordance with point (p) of Article 429a(1) CRR)	-	-
EU-22j	(Reduction of the exposure value of pre-financing or intermediate loans)	-	-
EU-22k	(Excluded exposures to shareholders according to Article 429a (1), point (da) CRR)	-	
EU-22l	(Exposures deducted in accordance with point (q) of Article 429a(1) CRR)	-	
EU-22m	**(Total exempted exposures)**	**-**	**-**
Capital and total exposure measure			
23	**Tier 1 capital**	**75,510**	**82,086**
24	**Total exposure measure**	**678,013**	**674,701**
Leverage ratio			
25	Leverage ratio	11.14%	12.17%
EU-25	Leverage ratio (excluding the impact of the exemption of public sector investments and promotional loans) (%)	11.14%	12.17%
25a	Leverage ratio (excluding the impact of any applicable temporary exemption of central bank reserves)	11.14%	12.17%
26	Regulatory minimum leverage ratio requirement (%)	3.00%	3.00%
27	Leverage ratio buffer requirement	0.00%	0.00%
EU-27a	Overall leverage ratio requirement (%)	3.00%	3.00%
Choice on transitional arrangements and relevant exposures			
EU-27b	Choice on transitional arrangements for the definition of the capital measure	NA	NA

56 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Template EU LR3 — LRSpl: Split-up of on balance sheet exposures (excluding derivatives, SFTs and exempted exposures)

This template provides a further breakdown of the total on-balance sheet leverage exposures separately by banking/trading book classification and exposure class.

		a
		CRR leverage ratio exposures
Amounts are in EUR million, unless otherwise indicated		30.06.2025
EU-1	**Total on-balance sheet exposures (excluding derivatives, SFTs, and exempted exposures), of which:**	**527,540**
EU-2	Trading book exposures	-
EU-3	Banking book exposures, of which:	527,540
EU-4	Covered bonds	7,383
EU-5	Exposures treated as sovereigns	139,406
EU-6	Exposures to regional governments, MDB, international organisations and PSE **not** treated as sovereigns	84,786
EU-7	Institutions	75,241
EU-8	Secured by mortgages of immovable properties	-
EU-9	Retail exposures	-
EU-10	Corporate	132,496
EU-11	Exposures in default	1,427
EU-12	Other exposures (e.g. equity, securitisations, and other non-credit obligation assets)	86,801

Leverage ratio | 57

7 LIQUIDITY RISK

7.1 Liquidity coverage ratio (LCR)

Template EU LIQ1 — Quantitative information of LCR

The following template provides information on the components of the EIB Group LCR. Data are presented as monthly averages over the last 12 months preceding each quarter end[27].

		a	b	c	d	e	f	g	h
Amounts are in EUR million, unless otherwise indicated		**Total unweighted value (average)**				**Total weighted value (average)**			
EU 1a	Quarter ending on (DD Month YYYY)	30.06.2025	31.03.2025	31.12.2024	30.09.2024	30.06.2025	31.03.2025	31.12.2024	30.09.2024
EU 1b	Number of data points used in the calculation of averages	12	12	12	12	12	12	12	12
HIGH-QUALITY LIQUID ASSETS									
1	Total high-quality liquid assets (HQLA)					55,006	55,503	53,530	52,839
CASH - OUTFLOWS									
2	Retail deposits and deposits from small business customers, of which:	-	-	-	-	-	-	-	-
3	*Stable deposits*	-	-	-	-	-	-	-	-
4	*Less stable deposits*	-	-	-	-	-	-	-	-
5	Unsecured wholesale funding	12,842	12,563	11,522	11,780	11,083	11,058	10,243	10,714
6	*Operational deposits (all counterparties) and deposits in networks of cooperative banks*	-	-	-	-	-	-	-	-
7	*Non-operational deposits (all counterparties)*	3,543	2,965	2,629	2,205	1,784	1,461	1,350	1,140
8	*Unsecured debt*	9,299	9,598	8,892	9,574	9,299	9,598	8,892	9,574
9	*Secured wholesale funding*					1	2	2	2

[27] This is the reason for the difference between the EIB Group's LCR at 30.06.2025 in template EU LIQ1 and the one in table EU LIQB.

58 | June 2025 European Investment Bank Group Risk Management Disclosure Report

		a	b	c	d	e	f	g	h
Amounts are in EUR million, unless otherwise indicated		**Total unweighted value (average)**				**Total weighted value (average)**			
EU 1a	Quarter ending on (DD Month YYYY)	30.06.2025	31.03.2025	31.12.2024	30.09.2024	30.06.2025	31.03.2025	31.12.2024	30.09.2024
10	Additional requirements	146,456	145,699	145,387	144,079	19,434	19,779	20,402	20,999
11	*Outflows related to derivative exposures and other collateral requirements*	2,846	3,273	3,928	4,603	2,846	3,273	3,928	4,603
12	*Outflows related to loss of funding on debt products*	-	-	-	-	-	-	-	-
13	*Credit and liquidity facilities*	143,611	142,426	141,459	139,476	16,589	16,506	16,473	16,396
14	Other contractual funding obligations	725	947	973	957	725	947	973	957
15	Other contingent funding obligations	45,072	45,196	45,136	42,135	3,432	3,742	3,972	4,108
16	**TOTAL CASH OUTFLOWS**					**34,676**	**35,528**	**35,592**	**36,780**
CASH - INFLOWS									
17	Secured lending (e.g. reverse repos)	25,457	22,220	20,487	18,743	24,528	21,540	20,054	18,396
18	Inflows from fully performing exposures	7,236	6,729	6,974	7,177	6,094	5,613	5,850	6,141
19	Other cash inflows	1,960	1,723	2,283	2,191	1,960	1,723	2,283	2,191
EU-19a	(Difference between total weighted inflows and total weighted outflows arising from transactions in third countries where there are transfer restrictions or which are denominated in non-convertible currencies)					-	-	-	-
EU-19b	(Excess inflows from a related specialised credit institution)					-	-	-	-
20	**TOTAL CASH INFLOWS**	**34,653**	**30,672**	**29,745**	**28,112**	**32,582**	**28,876**	**28,187**	**26,728**
EU-20a	*Fully exempt inflows*	-	-	-	-	-	-	-	-
EU-20b	*Inflows subject to 90% cap*	-	-	-	-	-	-	-	-
EU-20c	*Inflows subject to 75% cap*	34,653	30,672	29,745	28,112	32,582	28,876	28,187	26,728
TOTAL ADJUSTED VALUE									
EU-21	**LIQUIDITY BUFFER**					**55,006**	**55,503**	**53,530**	**52,839**
22	**TOTAL NET CASH OUTFLOWS**					**8,820**	**9,847**	**9,863**	**11,363**
23	**LIQUIDITY COVERAGE RATIO (%)**					**627.19%**	**584.93%**	**563.01%**	**495.52%**

Liquidity risk | 59

Table EU LIQB — Qualitative information on LCR, which complements template EU LIQ1

Row number	Qualitative information	
(a)	Explanations on the main drivers of LCR results and the evolution of the contribution of inputs to the LCR's calculation over time.	The EIB Group LCR as at 30.06.2025 stands at 594.76%. The year-to date LCR decrease is driven by an increase in net cash outflows (mainly from treasury operations and redemptions of bond issuances) which was counterbalanced by an increase in high-quality liquid assets (HQLA). In particular, the HQLA increased by EUR 10 billion over the course of the year, mainly Level 1 assets. Net cash outflows increased by EUR 3.3 billion. The main elements of the LCR denominator are treasury and loan cash flows (both inflows and outflows) and wholesale funding due redemptions.
(b)	Explanations on the changes in the LCR over time.	The year-to-date LCR decrease is driven mainly by an increase in net cash outflows.
(c)	Explanations on the actual concentration of funding sources.	Given the Bank's business model, wholesale long-term funding primarily through bond issuance is the prevailing source to deploy its lending activities. The funding strategy of the EIB relies on the issuance of large and liquid benchmark transactions in the main currencies (EUR and USD). These benchmark transactions are complemented by targeted issuance offerings and prudent diversification of investors, currencies and markets. A growing issuance share comes in the form of Climate and Sustainability Awareness Bonds, whose proceeds are allocated to disbursements of projects contributing substantially to sustainability objectives, in line with evolving EU legislation on sustainable finance.
(d)	High-level description of the composition of the institution's liquidity buffer.	The HQLA (regulatory liquidity buffer) as of 30 June 2025 is primarily driven by Level 1 cash and reserves at the Central Bank and Level 1 proprietary securities.
(e)	Derivative exposures and potential collateral calls.	The main outflows, related to the derivative exposures, are in relation to the impact of an adverse market scenario on derivatives based on the 24 months historical look-back approach.
(f)	Currency mismatch in the LCR.	The LCR is monitored for significant currencies (EUR, GBP and USD as at 30.06.2025). Consistency of the currency denomination of its liquid assets with its net liquidity outflows is ensured by the EIB Group on an ongoing basis in order to prevent an excessive currency mismatch.
(g)	Other items in the LCR calculation that are not captured in the LCR disclosure template but that the institution considers relevant for its liquidity profile.	There are no other relevant items in the LCR calculation not captured in the LCR disclosure template.

60 | June 2025 European Investment Bank Group Risk Management Disclosure Report

7.2 Net stable funding ratio (NSFR)

Template EU LIQ2 — Net Stable Funding Ratio

The template below presents an overview of the calculation of the Group's Net Stable Funding Ratio.

		30.06.2025				
		a	b	c	d	e
		Unweighted value by residual maturity				Weighted value
	Amounts are in EUR million, unless otherwise indicated	**No maturity**	**< 6 months**	**6 months to < 1yr**	**≥ 1yr**	
Available stable funding (ASF) Items						
1	Capital items and instruments	85,775	-	-	-	85,775
2	*Own funds*	*85,775*	-	-	-	*85,775*
3	*Other capital instruments*		-	-	-	-
4	Retail deposits		-	-	-	-
5	*Stable deposits*		-	-	-	-
6	*Less stable deposits*		-	-	-	-
7	Wholesale funding:		63,235	24,018	373,447	386,978
8	*Operational deposits*		-	-	-	-
9	*Other wholesale funding*		*63,235*	*24,018*	*373,447*	*386,978*
10	Interdependent liabilities		-	-	-	-
11	Other liabilities:	6,456	17,639	24	3,499	3,511
12	*NSFR derivative liabilities*	*6,456*				
13	*All other liabilities and capital instruments not included in the above categories*		*17,639*	*24*	*3,499*	*3,511*
14	**Total available stable funding (ASF)**					**476,264**
Required stable funding (RSF) Items						
15	Total high-quality liquid assets (HQLA)					1,934
EU-15a	Assets encumbered for a residual maturity of one year or more in a cover pool		-	-	-	-
16	Deposits held at other financial institutions for operational purposes		-	-	-	-
17	Performing loans and securities:		63,111	19,237	403,757	340,371
18	*Performing securities financing transactions with financial customers collateralised by Level 1 HQLA subject to 0% haircut*		-	-	-	-
19	*Performing securities financing transactions with financial customers collateralised by other assets and loans and advances to financial institutions*		*47,298*	*5,119*	*58,260*	*63,635*
20	*Performing loans to non-financial corporate clients, loans to retail and small business customers, and loans to sovereigns, and PSEs, of which:*		*15,363*	*13,214*	*329,036*	*262,068*

Liquidity risk | 61

Amounts are in EUR million, unless otherwise indicated		30.06.2025				
		a	b	c	d	e
		Unweighted value by residual maturity				Weighted value
		No maturity	< 6 months	6 months to < 1yr	≥ 1yr	
21	*With a risk weight of less than or equal to 35% under the Basel II Standardised approach for credit risk*		*7,116*	*5,114*	*159,503*	*109,792*
22	*Performing residential mortgages, of which:*		-	-	-	-
23	*With a risk weight of less than or equal to 35% under the Basel II Standardised approach for credit risk*		-	-	-	-
24	*Other loans and securities that are not in default and do not qualify as HQLA, including exchange-traded equities and trade finance on-balance sheet products*		*449*	*904*	*16,461*	*14,669*
25	Interdependent assets		-	-	-	-
26	Other assets:	-	*7,326*	*256*	*22,219*	*23,068*
27	*Physical traded commodities*				-	-
28	*Assets posted as initial margin for derivative contracts and contributions to default funds of CCPs*			-		-
29	*NSFR derivative assets*		-			-
30	*NSFR derivative liabilities before deduction of variation margin posted*		*6,873*			*344*
31	*All other assets not included in the above categories*		*453*	*256*	*22,219*	*22,725*
32	**Off-balance sheet items**		**138,202**	**398**	**73,154**	**9,679**
33	**Total RSF**					**375,052**
34	**Net Stable Funding Ratio (%)**					**126.99%**

Amounts are in EUR million, unless otherwise indicated		31.12.2024				
		a	b	c	d	e
		Unweighted value by residual maturity				Weighted value
		No maturity	< 6 months	6 months to < 1yr	≥ 1yr	
Available stable funding (ASF) Items						
1	Capital items and instruments	84,381	-	-	-	84,381
2	*Own funds*	*84,381*	-	-	-	*84,381*
3	*Other capital instruments*		-	-	-	-
4	Retail deposits		-	-	-	-
5	*Stable deposits*		-	-	-	-
6	*Less stable deposits*		-	-	-	-
7	Wholesale funding:		48,384	44,541	354,094	377,910
8	*Operational deposits*		-	-	-	-
9	*Other wholesale funding*		*48,384*	*44,541*	*354,094*	*377,910*

62 | June 2025 European Investment Bank Group Risk Management Disclosure Report

		31.12.2024				
		a	b	c	d	e
		Unweighted value by residual maturity				**Weighted value**
Amounts are in EUR million, unless otherwise indicated		**No maturity**	**< 6 months**	**6 months to < 1yr**	**≥ 1yr**	
10	Interdependent liabilities		-	-	-	-
11	*Other liabilities:*	3,162	16,945	460	3,400	3,630
12	*NSFR derivative liabilities*	*3,162*				
13	*All other liabilities and capital instruments not included in the above categories*		*16,945*	*460*	*3,400*	*3,630*
14	**Total available stable funding (ASF)**					**465,921**
Required stable funding (RSF) Items						
15	Total high-quality liquid assets (HQLA)					1,011
EU-15a	Assets encumbered for a residual maturity of one year or more in a cover pool		-	-	-	-
16	Deposits held at other financial institutions for operational purposes		-	-	-	-
17	Performing loans and securities:		44,949	22,993	406,827	343,754
18	*Performing securities financing transactions with financial customers collateralised by Level 1 HQLA subject to 0% haircut*		-	-	-	-
19	*Performing securities financing transactions with financial customers collateralised by other assets and loans and advances to financial institutions*		*30,213*	*6,019*	*59,991*	*64,957*
20	*Performing loans to non-financial corporate clients, loans to retail and small business customers, and loans to sovereigns, and PSEs, of which:*		*14,354*	*16,516*	*329,564*	*263,700*
21	*With a risk weight of less than or equal to 35% under the Basel II Standardised approach for credit risk*		*6,510*	*7,468*	*159,352*	*110,567*
22	*Performing residential mortgages, of which:*		-	-	-	-
23	*With a risk weight of less than or equal to 35% under the Basel II Standardised approach for credit risk*		-	-	-	-
24	*Other loans and securities that are not in default and do not qualify as HQLA, including exchange-traded equities and trade finance on-balance sheet products*		*383*	*448*	*17,272*	*15,097*
25	Interdependent assets		-	-	-	-
26	Other assets:	-	3,295	425	25,560	26,246
27	*Physical traded commodities*				-	-
28	*Assets posted as initial margin for derivative contracts and contributions to default funds of CCPs*			-		-
29	*NSFR derivative assets*		-			-
30	*NSFR derivative liabilities before deduction of variation margin posted*		*2,915*			*146*
31	*All other assets not included in the above categories*		*379*	*425*	*25,560*	*26,101*
32	**Off-balance sheet items[28]**		**137,646**	**773**	**71,674**	**9,688**
33	**Total RSF**					**380,699**
34	**Net Stable Funding Ratio (%)**					**122.39%**

[28] During 2024 the EIB Group revised the allocation methodology of the off-balance sheet items by maturity.

Liquidity risk | 63

8 MARKET RISK Template EU MR1 — Market risk under the alternative standardised approach (A-SA) The template below provides the breakdown of own funds requirements for market risk under the alternative standardised approach (A-SA). The EIBG pre-adopted this approach as of its June 2025 market risk capital calculation before the entry into force of CRR III market risk rules flowing from BCBS’s fundamental review of the trading book. Due to its nature as a banking book-only institution, market risk requirements are only calculated in respect to exposures subject to foreign exchange risk. Amounts are in EUR million, unless otherwise indicated a Total Own Funds Requirements (OFR) Sensitivity-based method 1 General interest rate risk (GIRR) - 2 Equity risk (EQU) - 3 Commodity risk (COM) - 4 Foreign exchange risk (FX) 98 5 Credit spread risk for non-securitisations (CSR) - 6 Credit spread risk for securitisation not included in the alternative correlation trading portfolio (non-ACTP CSR) - 7 Credit spread risk for securitisation included in the alternative correlation trading portfolio (ACTP CSR) - Default risk - 8 Non-securitisations - 9 Securitisation not included in the alternative correlation trading portfolio (non-ACTP) - 10 Securitisation included in the alternative correlation trading portfolio (ACTP) - Residual risk - EU 11a Exotic underlyings - EU 11b Other residual risks - 12 Total OFR ASA 98

Template EU IRRBB1 — Interest rate risks of non-trading book activities

This template provides quantitative information on the impact of interest rate supervisory shock scenarios on the change in the economic value of equity and net interest income, calculated on the basis of a set of common modelling and parametric assumptions as referred to in Article 98 (5a)(b) and (c) of the CRD. For further details on the underlying key modelling assumptions, please refer to the December 2024 GRMDR available on the EIB website.

Amounts are in EUR million, unless otherwise indicated		a	b	c	d
Supervisory shock scenarios		**Changes of the economic value of equity**		**Changes of the net interest income**	
		30.06.2025	**31.12.2024**	**30.06.2025**	**31.12.2024**
1	Parallel up	-6,517	-6,154	38	9
2	Parallel down	6,216	6,388	-136	-143
3	Steepener	-284	-66		
4	Flattener	800	1,003		
5	Short rate up	-1,062	-700		
6	Short rate down	1,906	1,994		

Market risk | 65

9 ENVIRONMENTAL, SOCIAL AND GOVERNANCE RISKS 9.1 Qualitative disclosures The qualitative disclosures with regard to the environmental, social and governance (ESG) risks can be consulted in the December 2024 edition of the EIB GRMDR, available on the EIB website. 9.2 Quantitative disclosures The below set of templates has been prepared pursuant to Article 449a of the CRR and the related European Commission Implementing Regulation. Many of the quantifications provided in this section present uncertainty and high dependence on the assumptions, data source and tools used for deriving the assessment or their proxies. The methodology used to identify – and thus report – climate related data is expected to evolve in the coming years with the availability of additional data and the evolution of assessment methodologies. This evolution is expected to impact disclosure templates and disclosed information. Furthermore, the EIBG acknowledges the ongoing legislative discussion associated with the evolving EU ESG disclosure frameworks, particularly in view of the amendments proposed under the European Commission’s Omnibus legislative package on sustainability reporting and related EBA ITS. Once the EU ESG disclosure standards are stabilised, the EIBG will reassess its ESG disclosures in line with its BBP Framework.

Template EU ESG1— Banking book — Climate change transition risk: Credit quality of exposures by sector, emissions and residual maturity This template presents a breakdown of the EIB Group’s non-financial corporation portfolio outstanding at the end of June 2025 disclosing details for sectors that highly contribute to climate change by counterparty NACE Rev. 2 sector. The identification in column b) of exposures towards companies excluded from benchmarks aligned with the Paris Agreement is based on the criteria set out in the applicable regulation 29 and leveraging data available from third party service provider with sectorial information (NACE Rev. 2 classifications). The “Do No Significant Harm” criteria are currently not assessed by the Group for the purpose of this template. 29 Accordingly, all companies shall be excluded based on the criteria specified in sections d) through g) of Article 12.1 or in Article 12.2 of Commission Delegated Regulation (EU) 2020/1818, that is, if • 1% or more of their revenues derive from exploration, mining, extraction, distribution or refining of hard coal and lignite. • 10% or more of their revenues derive from the exploration, extraction, distribution or refining of oil fuels. • 50% or more of their revenues derive from the exploration, extraction, manufacturing or distribution of gaseous fuels. • At least 50% of their revenues derive from electricity generation with a greenhouse gas emission intensity of more than 100g CO2 equivalent/kWh or if their activities are violating the “Do No Significant Harm” principle. Columns i) to k) present the internal assessment of financed GHG emissions. For loans and loan substitutes, this assessment is based on a project-based assessment guided by the Greenhouse Gas Protocol Corporate Value Chain (Scope 3) standard and the Global GHG Accounting and Reporting Standard for the financial industry developed by the Partnership for Carbon Accounting Financials (PCAF). The assessed portfolio covers the majority of EIB financing to non-financial corporations and is either based on direct project carbon footprint assessments (physical activity-based) or via modelled estimations based on the economic activities of projects. The assessment covers a limited share of a project’s scope 3 emissions30. For the bonds portfolio, the GHG financed emissions have been derived using counterparty data from a third-party service provider. 30 As further explained in Chapter 7 of the EIB Project Carbon Footprint Methodologies, available on the EIB website. Amounts are in EUR million unless otherwise indicated. The EIBG's largest exposure to high emitting sectors is towards the transport and energy sectors which have traditionally been major recipients of EIBG support. Counterparties active in these sectors remain key recipients of EIBG financing31 In the context of the EIB Group PATH framework, in order to support counterparties in their transition to a lower-carbon and resilient economy, where necessary, this financing aims to support the counterparties’ decarbonisation or resilience plans. 31 This financing is to a large extent Climate Action & Environmental Sustainability eligible.

Sector/subsector	a	b	e	f	h	i	j	k	l	m	n	o	p
	Gross carrying amount			Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in tons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company-specific reporting	<= 5 years	> 5 years to <= 10 years	> 10 years <= 20 years	> 20 years	Average weighted maturity (years)
		Of which exposures towards companies excluded from EU Paris-aligned Benchmarks in accordance with Article 12(1) points (d) to (g) and Article 12.2 of Regulation (EU) 2020/1818	Of which non-performing exposures		Of which non-performing exposures		Of which Scope 3 financed emissions						
Exposures towards sectors that highly contribute to climate change[32]	**169,543**	**37,817**	**2,232**	**-525**	**-525**	**20,079,884**	**5,002,925**	**0.00%**	**30,950**	**44,199**	**63,225**	**31,170**	**13**
A - Agriculture, forestry and fishing	**366**	**-**	**15**	**-0**	**-0**	**12,466**	**538**	**0.00%**	**94**	**191**	**81**	**-**	**7**
B - Mining and quarrying	**1,530**	**1,473**	**0**	**-**	**-**	**1,928,504**	**38,184**	**0.00%**	**434**	**550**	**547**	**-**	**8**
B.05 - Mining of coal and lignite	-	-	-	-	-	-	-	-	-	-	-	-	-
B.06 - Extraction of crude petroleum and natural gas	1,018	1,018	-	-	-	92,841	34,745	0.00%	161	311	547	-	10
B.07 - Mining of metal ores	418	418	0	-	-	1,712,440	-	-	215	202	-	-	6
B.08 - Other mining and quarrying	58	-	-	-	-	96,615	3,439	0.00%	58	-	-	-	1
B.09 - Mining support service activities	37	37	-	-	-	26,608	-	0.00%	-	37	-	-	9
C – Manufacturing	**20,788**	**1,849**	**923**	**-192**	**-192**	**3,058,705**	**192,767**	**0.00%**	**9,314**	**8,225**	**3,107**	**142**	**6**
C.10 - Manufacture of food products	663	-	103	-0	-0	94,042	4,889	0.00%	401	262	-	-	4

[32] In accordance with the Commission Delegated Regulation (EU) 2020/1818 supplementing Regulation (EU) 2016/1011 as regards minimum standards for EU Climate Transition Benchmarks and EU Paris-aligned Benchmarks – Climate Benchmark Standards Regulation – Recital 6: Sectors listed in Sections A to H and Section L of Annex I to Regulation (EC) No 1893/2006.

68 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Sector/subsector	a	b	e	f	h	i	j	k	l	m	n	o	p
	Gross carrying amount			Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in tons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company-specific reporting	<= 5 years	> 5 years to <= 10 years	> 10 years <= 20 years	> 20 years	Average weighted maturity (years)
		Of which exposures towards companies excluded from EU Paris-aligned Benchmarks in accordance with Article 12(1) points (d) to (g) and Article 12.2 of Regulation (EU) 2020/1818	Of which non-performing exposures		Of which non-performing exposures		Of which Scope 3 financed emissions						
C.11 - Manufacture of beverages	52	8	-	-	-	6,225	3,816	0.00%	39	13	-	-	4
C.12 - Manufacture of tobacco products	-	-	-	-	-	-	-	-	-	-	-	-	-
C.13 - Manufacture of textiles	-	-	-	-	-	-	-	-	-	-	-	-	-
C.14 - Manufacture of wearing apparel	179	-	-	-	-	10,492	10,073	0.00%	179	-	-	-	0
C.15 - Manufacture of leather and related products	-	-	-	-	-	-	-	-	-	-	-	-	-
C.16 - Manufacture of wood and of products of wood and cork, except furniture; manufacture of articles of straw and plaiting materials	20	-	-	-	-	4,848	-	0.00%	-	-	20	-	11
C.17 - Manufacture of pulp, paper and paperboard	1,337	8	8	-	-	236,244	32,297	0.00%	106	504	726	-	9
C.18 - Printing and service activities related to printing	43	-	-	-	-	9,705	-	0.00%	36	8	-	-	3
C.19 - Manufacture of coke oven products	1,826	1,826	-	-	-	284,314	15,459	0.00%	263	434	1,129	-	11
C.20 - Production of chemicals	3,653	-	189	-117	-117	851,619	10,826	0.00%	2,398	1,255	-	-	4

Environmental, social and governance risks | 69

Sector/subsector	a	b	e	f	h	i	j	k	l	m	n	o	p
	Gross carrying amount			Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in tons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company-specific reporting	<= 5 years	> 5 years to <= 10 years	> 10 years <= 20 years	> 20 years	Average weighted maturity (years)
		Of which exposures towards companies excluded from EU Paris-aligned Benchmarks in accordance with Article 12(1) points (d) to (g) and Article 12.2 of Regulation (EU) 2020/1818	Of which non-performin g exposures		Of which non-perfor ming exposu res		Of which Scope 3 financed emissions						
C.21 - Manufacture of pharmaceutical preparations	1,283	-	37	-12	-12	108,934	2,195	0.00%	807	476	-	-	4
C.22 - Manufacture of rubber products	223	-	-	-	-	70,735	43,614	0.00%	43	180	-	-	6
C.23 - Manufacture of other non-metallic mineral products	400	-	52	-0	-0	136,504	-	0.00%	96	305	-	-	5
C.24 - Manufacture of basic metals	744	8	81	-53	-53	440,612	-	0.00%	190	478	76	-	6
C.25 - Manufacture of fabricated metal products, except machinery and equipment	121	-	10	-0	-0	22,500	-	0.00%	10	112	-	-	7
C.26 - Manufacture of computer, electronic and optical products	2,192	-	119	-0	-0	111,224	26,680	0.00%	893	1,299	-	-	5
C.27 - Manufacture of electrical equipment	1,588	-	218	-1	-1	131,188	231	0.00%	827	518	244	-	6
C.28 - Manufacture of machinery and equipment n.e.c.	2,908	-	0	-	-	270,635	7,161	0.00%	1,679	975	253	-0	5
C.29 - Manufacture of motor vehicles, trailers and semi-trailers	991	-	83	-0	-0	95,735	11,637	0.00%	237	754	-	-	7

70 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Sector/subsector	a	b	e	f	h	i	j	k	l	m	n	o	p
	Gross carrying amount			Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in tons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company-specific reporting	<= 5 years	> 5 years to <= 10 years	> 10 years <= 20 years	> 20 years	Average weighted maturity (years)
		Of which exposures towards companies excluded from EU Paris-aligned Benchmarks in accordance with Article 12(1) points (d) to (g) and Article 12.2 of Regulation (EU) 2020/1818	Of which non-performing exposures		Of which non-performing exposures		Of which Scope 3 financed emissions						
C.30 - Manufacture of other transport equipment	1,403	-	13	-6	-6	111,555	19,457	0.00%	76	605	648	74	12
C.31 - Manufacture of furniture	7	-	-	-	-	2,255	137	0.00%	7	-	-	-	3
C.32 - Other manufacturing	1,041	-	10	-2	-2	54,998	4,296	0.00%	991	50	-	-	1
C.33 - Repair and installation of machinery and equipment	114	-	-	-	-	4,338	-	0.00%	35	-	11	68	18
D - Electricity, gas, steam and air conditioning supply	**44,982**	**30,201**	**544**	**-13**	**-13**	**5,656,427**	**233,066**	**0.00%**	**8,932**	**14,030**	**19,675**	**2,345**	**11**
D35.1 - Electric power generation, transmission and distribution	39,856	25,285	544	-13	-13	4,871,434	41,180	0.00%	6,432	12,505	18,936	1,983	8
D35.11 - Production of electricity	10,388	7,824	408	-13	-13	1,627,042	3,445	0.00%	1,348	2,262	6,599	179	11
D35.2 - Manufacture of gas; distribution of gaseous fuels through mains	4,702	4,702	-	-	-	590,351	182,093	0.00%	2,491	1,420	429	362	9
D35.3 - Steam and air conditioning supply	424	215	-	-	-	194,641	9,793	0.00%	10	105	309	-	13
E - Water supply; sewerage, waste management and remediation activities	**16,402**	**1,535**	**87**	**-3**	**-3**	**2,265,954**	**16,271**	0.00%	**1,271**	**4,153**	**6,165**	**4,812**	**16**

Environmental, social and governance risks | 71

Sector/subsector	a	b	e	f	h	i	j	k	l	m	n	o	p
	Gross carrying amount			Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in tons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company-specific reporting	<= 5 years	> 5 years to <= 10 years	> 10 years <= 20 years	> 20 years	Average weighted maturity (years)
		Of which exposures towards companies excluded from EU Paris-aligned Benchmarks in accordance with Article 12(1) points (d) to (g) and Article 12.2 of Regulation (EU) 2020/1818	Of which non-performing exposures		Of which non-performing exposures		Of which Scope 3 financed emissions						
F - Construction	**10,576**	**-**	**238**	**-155**	**-155**	**1,582,656**	**1,377,313**	0.00%	**1,212**	**870**	**5,549**	**2,945**	**15**
F.41 - Construction of buildings	3,332	-	11	-1	-1	167,919	110,043	0.00%	217	156	2,075	884	17
F.42 - Civil engineering	6,850	-	226	-155	-155	1,272,256	1,130,432	0.00%	960	591	3,474	1,825	14
F.43 - Specialised construction activities	393	-	-	-	-	142,481	136,837	0.00%	34	123	-	236	16
G - Wholesale and retail trade; repair of motor vehicles and motorcycles	**1,761**	**-**	**13**	**-2**	**-2**	**218,107**	**2,486**	0.00%	**1,116**	**522**	**-**	**123**	**6**
H - Transportation and storage	**63,122**	**2,759**	**408**	**-160**	**-160**	**4,903,615**	**3,121,552**	0.00%	**7,166**	**12,130**	**25,481**	**18,346**	**15**
H.49 - Land transport and transport via pipelines	19,234	2,542	144	-112	-112	857,324	221,900	0.00%	1,969	3,599	7,008	6,657	16
H.50 - Water transport	469	-	31	-	-	169,268	191	0.00%	77	129	149	115	13
H.51 - Air transport	430	-	-	-	-	19,268	5,725	0.00%	80	-	350	-	13
H.52 - Warehousing and support activities for transportation	41,648	217	233	-48	-48	3,798,634	2,883,024	0.00%	4,182	7,918	17,974	11,574	15
H.53 - Postal and courier activities	1,343	-	-	-	-	59,121	10,712	0.00%	859	483	-	-	3

72 | **June 2025 European Investment Bank Group Risk Management Disclosure Report**

Sector/subsector	a	b	e	f	h	i	j	k	l	m	n	o	p
	Gross carrying amount			Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions		GHG financed emissions (scope 1, scope 2 and scope 3 emissions of the counterparty) (in tons of CO2 equivalent)		GHG emissions (column i): gross carrying amount percentage of the portfolio derived from company-specific reporting	<= 5 years	> 5 years to <= 10 years	> 10 years <= 20 years	> 20 years	Average weighted maturity (years)
		Of which exposures towards companies excluded from EU Paris-aligned Benchmarks in accordance with Article 12(1) points (d) to (g) and Article 12.2 of Regulation (EU) 2020/1818	Of which non-performing exposures		Of which non-performing exposures		Of which Scope 3 financed emissions						
I - Accommodation and food service activities	**26**	**-**	**-**	**-**	**-**	**2,422**	**560**	**0.00%**	**10**	**8**	**9**	**-**	**7**
L - Real estate activities	**9,990**	**-**	**4**	**-**	**-**	**451,027**	**20,188**	**0.00%**	**1,402**	**3,520**	**2,611**	**2,456**	**13**
Exposures towards sectors other than those that highly contribute to climate change	**62,012**	**5,732**	**1,215**	**-149**	**-149**			**0.00%**	**18,294**	**17,531**	**16,741**	**9,446**	**11**
K - Financial and insurance activities	**23,259**	**4,861**	**236**	**-0**	**-0**			**0.00%**	**6,055**	**10,316**	**6,122**	**766**	**9**
Exposures to other sectors (NACE codes J, M - U)	**38,754**	**871**	**979**	**-148**	**-148**			**0.00%**	**12,240**	**7,215**	**10,619**	**8,680**	**12**
TOTAL	**231,555**	**43,550**	**3,446**	**-674**	**-674**	**20,079,884**	**5,002,925**	**0.00%**	**49,244**	**61,730**	**79,965**	**40,616**	**12**

Environmental, social and governance risks | 73

Template EU ESG4 — Banking book — Climate change transition risk: Exposures to top 20 carbon-intensive firms

This template shows the EIBG's overall exposures – in gross carrying amount – to the top 20 carbon-intensive firms based on the publicly available list established by the Climate Accountability Institute (Top 20 CO2e 2018 Table). The scope covers loans and advances, debt securities and equity instruments to non-financial corporations. To analyse the top 20 carbon-intensive firms, the Group has considered financing granted to any of the companies belonging to a group of connected clients included in the aforementioned list. The figures reported in the template relate to a single Climate Action and Environmental Sustainability operation, which is dedicated to the construction of low-carbon transportation infrastructure and thus contributes to the business transition of the company.

a	b	d	e
Gross carrying amount (aggregate) in EUR million	**Gross carrying amount towards the counterparties compared to total gross carrying amount (aggregate)[33]**	**Weighted average maturity (years)**	**Number of top 20 polluting firms included**
80	0.03%	0.1	1

[33] For counterparties among the top 20 carbon emitting companies in the world.

74 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Template EU ESG 5: Banking book — Indicators of potential climate change physical risk: Exposures subject to physical risk This template requires institutions to provide disclosures of exposures to non-financial corporations in loans and advances, debt securities and equity instruments climate- related hazards, with a breakdown by sector of economic activity (NACE Rev. 2 classification) and by geography of location of the activity of the counterparty for those sectors and geographical areas subject to acute and chronic climate change events. Physical risk exposure is based on the risk country groups of counterparties scored with the Climate Risk Screening Tool (CRST) classification. Compared to December 2024, the template was revised to reflect methodological updates intervening in 2025 and focusing only on operations sensitive to physical risk. Country groups are reported separately in the template when the gross carrying amount of the operations sensitive to physical risk concentrated in a certain country/country group are in excess of EUR 500 million.

	a	b	c	d	e	f	g	l	m	o
	Total	Gross carrying amount (Mln EUR)								
			of which exposures sensitive to impact from climate change physical events							
			Breakdown by maturity bucket					Of which non-performing exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions	
			<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity			Of which non-performing exposures
1	A - Agriculture, forestry and fishing	366	85	40	-	-	5	0	-	-
2	B - Mining and quarrying	1,530	140	-	-	-	3	0	-	-
3	C - Manufacturing	20,788	2,371	627	76	-	4	189	-117	-117
4	D - Electricity, gas, steam and air conditioning supply	44,982	995	911	2,022	50	10	152	-2	-2
5	E - Water supply; sewerage, waste management and remediation activities	16,402	23	228	403	297	13	-	-	-
6	F - Construction	10,576	-	-	-	304	22	-	-	-
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	1,761	8	-	-	-	2	3	-1	-1
8	H - Transportation and storage	63,122	972	964	806	175	8	31	-0	-0
9	L - Real estate activities	9,990	14	-	-	-	4	-0	-	-
10	Loans collateralised by residential immovable property	-	-	-	-	-	-	-	-	-
11	Loans collateralised by commercial immovable property	-	-	-	-	-	-	-	-	-
12	Repossessed collaterals	-	-	-	-	-	-	-	-	-
13	Other relevant sectors (breakdown below where relevant)	62,039	1,830	1,083	2,044	35	9	190	-31	-31

76 | June 2025 European Investment Bank Group Risk Management Disclosure Report

a b c d e f g l m o Spain Gross carrying amount (Mln EUR) of which exposures sensitive to impact from climate change physical events Breakdown by maturity bucket Of which non- performing exposures Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions <= 5 years > 5 year <= 10 years > 10 year <= 20 years > 20 years Average weighted maturity Of which non- performing exposures 1 A - Agriculture, forestry and fishing - - - - - - - - - 2 B - Mining and quarrying 744 - - - - - - - - 3 C - Manufacturing 1,076 13 - - - 5 13 -0 -0 4 D - Electricity, gas, steam and air conditioning supply 3,414 223 - - - 4 41 -0 -0 5 E - Water supply; sewerage, waste management and remediation activities 936 - - - - - - - - 6 F - Construction 929 - - - - - - - - 7 G - Wholesale and retail trade; repair of motor vehicles and motorcycles 382 - - - - - - - - 8 H - Transportation and storage 20,157 490 798 373 56 8 - - - 9 L - Real estate activities 498 - - - - - - - - 10 Loans collateralised by residential immovable property - - - - - - - - - 11 Loans collateralised by commercial immovable property - - - - - - - - - 12 Repossessed collaterals - - - - - - - - - 13 Other relevant sectors (breakdown below where relevant) 10,670 163 417 1,750 - 14 - -0 -0

a b c d e f g l m o Germany Gross carrying amount (Mln EUR) of which exposures sensitive to impact from climate change physical events Breakdown by maturity bucket Of which non- performing exposures Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions <= 5 years > 5 year <= 10 years > 10 year <= 20 years > 20 years Average weighted maturity Of which non- performing exposures 1 A - Agriculture, forestry and fishing 226 - - - - - - - - 2 B - Mining and quarrying - - - - - - - - - 3 C - Manufacturing 6,073 1,550 - - - 3 0 - - 4 D - Electricity, gas, steam and air conditioning supply 1,078 68 76 600 - 11 - - - 5 E - Water supply; sewerage, waste management and remediation activities 3,205 - - - - - - - - 6 F - Construction 901 - - - - - - - - 7 G - Wholesale and retail trade; repair of motor vehicles and motorcycles 274 - - - - - - - - 8 H - Transportation and storage 4,907 269 39 - - 3 - - - 9 L - Real estate activities 3,801 10 - - - 5 - - - 10 Loans collateralised by residential immovable property - - - - - - - - - 11 Loans collateralised by commercial immovable property - - - - - - - - - 12 Repossessed collaterals - - - - - - - - - 13 Other relevant sectors (breakdown below where relevant) 5,418 142 150 - -0 6 23 -3 -3

a b c d e f g l m o France Gross carrying amount (Mln EUR) of which exposures sensitive to impact from climate change physical events Breakdown by maturity bucket Of which non- performing exposures Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions <= 5 years > 5 year <= 10 years > 10 year <= 20 years > 20 years Average weighted maturity Of which non- performing exposures 1 A - Agriculture, forestry and fishing 40 - 40 - - 7 - - - 2 B - Mining and quarrying 82 82 - - - 4 - - - 3 C - Manufacturing 1,282 41 - - - 3 - - - 4 D - Electricity, gas, steam and air conditioning supply 5,590 - 25 49 - 16 - - - 5 E - Water supply; sewerage, waste management and remediation activities 847 - 14 - 187 20 - - - 6 F - Construction 840 - - - - - - - - 7 G - Wholesale and retail trade; repair of motor vehicles and motorcycles 143 - - - - - - - - 8 H - Transportation and storage 3,768 19 - - 5 7 - -0 -0 9 L - Real estate activities 1,709 - - - - - - - - 10 Loans collateralised by residential immovable property - - - - - - - - - 11 Loans collateralised by commercial immovable property - - - - - - - - - 12 Repossessed collaterals - - - - - - - - - 13 Other relevant sectors (breakdown below where relevant) 12,743 795 43 15 - 2 60 -13 -13

	a	b	c	d	e	f	g	l	m	o
	Netherlands	Gross carrying amount (Mln EUR)								
			of which exposures sensitive to impact from climate change physical events							
			Breakdown by maturity bucket					Of which non-performing exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions	
			<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity			Of which non-performing exposures
1	A - Agriculture, forestry and fishing	-	-	-	-	-	-	-	-	-
2	B - Mining and quarrying	128	-	-	-	-	-	-	-	-
3	C - Manufacturing	616	158	-	-	-	4	-	-	-
4	D - Electricity, gas, steam and air conditioning supply	916	251	-	-	-	5	-	-	-
5	E - Water supply; sewerage, waste management and remediation activities	909	-	-	-	-	-	-	-	-
6	F - Construction	1,210	-	-	-	304	22	-	-	-
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	-	-	-	-	-	-	-	-	-
8	H - Transportation and storage	1,535	-	-	-	-	-	-	-	-
9	L - Real estate activities	95	-	-	-	-	-	-	-	-
10	Loans collateralised by residential immovable property	-	-	-	-	-	-	-	-	-
11	Loans collateralised by commercial immovable property	-	-	-	-	-	-	-	-	-
12	Repossessed collaterals	-	-	-	-	-	-	-	-	-
13	Other relevant sectors (breakdown below where relevant)	7,746	57	93	51	-	6	-	-0	-0

80 | June 2025 European Investment Bank Group Risk Management Disclosure Report

	a	b	c	d	e	f	g	l	m	o
	Italy	Gross carrying amount (Mln EUR)								
			of which exposures sensitive to impact from climate change physical events							
			Breakdown by maturity bucket					Of which non-performing exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions	
			<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity			Of which non-performing exposures
1	A - Agriculture, forestry and fishing	-	-	-	-	-	-	-	-	-
2	B - Mining and quarrying	-	-	-	-	-	-	-	-	-
3	C - Manufacturing	2,473	22	-	-	-	3	-	-	-
4	D - Electricity, gas, steam and air conditioning supply	11,045	-	128	55	-	11	-	-	-
5	E - Water supply; sewerage, waste management and remediation activities	2,490	-	42	-	-	9	-	-	-
6	F - Construction	468	-	-	-	-	-	-	-	-
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	125	-	-	-	-	-	-	-	-
8	H - Transportation and storage	7,750	-	-	168	115	19	-	-	-
9	L - Real estate activities	167	-	-	-	-	5	-	-	-
10	Loans collateralised by residential immovable property	-	-	-	-	-	-	-	-	-
11	Loans collateralised by commercial immovable property	-	-	-	-	-	-	-	-	-
12	Repossessed collaterals	-	-	-	-	-	-	-	-	-
13	Other relevant sectors (breakdown below where relevant)	4,898	41	-	33	27	8	-	-	-

Environmental, social and governance risks | 81

	a	b	c	d	e	f	g	l	m	o
	Sweden	Gross carrying amount (Mln EUR)								
			of which exposures sensitive to impact from climate change physical events							
			Breakdown by maturity bucket					Of which non-performing exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions	
			<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity			Of which non-performing exposures
1	A - Agriculture, forestry and fishing	-	-	-	-	-	-	-	-	-
2	B - Mining and quarrying	-	-	-	-	-	-	-	-	-
3	C - Manufacturing	2,743	39	287	76	-	6	-	-	-
4	D - Electricity, gas, steam and air conditioning supply	326	-	-	96	-	13	96	-2	-2
5	E - Water supply; sewerage, waste management and remediation activities	-	-	-	-	-	-	-	-	-
6	F - Construction	-	-	-	-	-	-	-	-	-
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	-	-	-	-	-	-	-	-	-
8	H - Transportation and storage	112	-	-	-	-	-	-	-	-
9	L - Real estate activities	1,071	-	-	-	-	-	-	-	-
10	Loans collateralised by residential immovable property	-	-	-	-	-	-	-	-	-
11	Loans collateralised by commercial immovable property	-	-	-	-	-	-	-	-	-
12	Repossessed collaterals	-	-	-	-	-	-	-	-	-
13	Other relevant sectors (breakdown below where relevant)	2,493	48	-	-	-	3	24	-8	-8

82 | **June 2025 European Investment Bank Group Risk Management Disclosure Report**

	a	b	c	d	e	f	g	l	m	o
	Other EU Member States	Gross carrying amount (Mln EUR)								
			of which exposures sensitive to impact from climate change physical events							
			Breakdown by maturity bucket					Of which non-performing exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions	
			<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity			Of which non-performing exposures
1	A - Agriculture, forestry and fishing	6	-	-	-	-	-	-	-	-
2	B - Mining and quarrying	519	-	-	-	-	-	-	-	-
3	C - Manufacturing	5,807	393	339	-	-	4	135	-108	-108
4	D - Electricity, gas, steam and air conditioning supply	15,296	249	431	962	-	11	-	-	-
5	E - Water supply; sewerage, waste management and remediation activities	4,879	-	-	-	-	-	-	-	-
6	F - Construction	4,878	-	-	-	-	-	-	-	-
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	810	3	-	-	-	5	3	-1	-1
8	H - Transportation and storage	17,903	60	127	99	-	9	-	-	-
9	L - Real estate activities	1,622	4	-	-	-	-	-	-	-
10	Loans collateralised by residential immovable property	-	-	-	-	-	-	-	-	-
11	Loans collateralised by commercial immovable property	-	-	-	-	-	-	-	-	-
12	Repossessed collaterals	-	-	-	-	-	-	-	-	-
13	Other relevant sectors (breakdown below where relevant)	11,684	487	6	47	8	4	82	-6	-6

Environmental, social and governance risks | 83

	a	b	c	d	e	f	g	l	m	o
	Morocco	Gross carrying amount (Mln EUR)								
			of which exposures sensitive to impact from climate change physical events							
			Breakdown by maturity bucket					Of which non-performing exposures	Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions	
			<= 5 years	> 5 year <= 10 years	> 10 year <= 20 years	> 20 years	Average weighted maturity			Of which non-performing exposures
1	A - Agriculture, forestry and fishing	-	-	-	-	-	-	-	-	-
2	B - Mining and quarrying	58	58	-	-	-	1	-	-	-
3	C - Manufacturing	28	-	-	-	-	-	-	-	-
4	D - Electricity, gas, steam and air conditioning supply	-	-	-	-	-	-	-	-	-
5	E - Water supply; sewerage, waste management and remediation activities	671	23	124	403	111	12	-	-	-
6	F - Construction	-	-	-	-	-	-	-	-	-
7	G - Wholesale and retail trade; repair of motor vehicles and motorcycles	-	-	-	-	-	-	-	-	-
8	H - Transportation and storage	891	91	-	-	-	5	-	-	-
9	L - Real estate activities	-	-	-	-	-	-	-	-	-
10	Loans collateralised by residential immovable property	-	-	-	-	-	-	-	-	-
11	Loans collateralised by commercial immovable property	-	-	-	-	-	-	-	-	-
12	Repossessed collaterals	-	-	-	-	-	-	-	-	-
13	Other relevant sectors (breakdown below where relevant)	228	-	12	147	-	14	-	-	-

84 | June 2025 European Investment Bank Group Risk Management Disclosure Report

a b c d e f g l m o Other countries Gross carrying amount (Mln EUR) of which exposures sensitive to impact from climate change physical events Breakdown by maturity bucket Of which non- performing exposures Accumulated impairment, accumulated negative changes in fair value due to credit risk and provisions <= 5 years > 5 year <= 10 years > 10 year <= 20 years > 20 years Average weighted maturity Of which non- performing exposures 1 A - Agriculture, forestry and fishing 94 85 - - - 5 0 - - 2 B - Mining and quarrying 0 0 - - - 0 0 - - 3 C - Manufacturing 690 154 - - - 1 41 -9 -9 4 D - Electricity, gas, steam and air conditioning supply 7,318 204 251 260 50 10 14 -1 -1 5 E - Water supply; sewerage, waste management and remediation activities 2,465 - 48 - - 5 - - - 6 F - Construction 1,349 - - - - - - - - 7 G - Wholesale and retail trade; repair of motor vehicles and motorcycles 26 5 - - - - - - - 8 H - Transportation and storage 6,098 42 - 166 - 9 31 - - 9 L - Real estate activities 1,027 - - - - - - - - 10 Loans collateralised by residential immovable property - - - - - - - - - 11 Loans collateralised by commercial immovable property - - - - - - - - - 12 Repossessed collaterals - - - - - - - - - 13 Other relevant sectors (breakdown below where relevant) 6,158 97 361 - 0 0 - - -

Template EU ESG10 — Other climate change mitigating actions that are not covered in the EU Taxonomy

The purpose of this template is to disclose the stock of on-balance exposures as of end June 2025 that are not yet assessed as EU Taxonomy-aligned but still contribute to the climate change mitigation and adaptation objectives of the EU Taxonomy following other standards.

Different frameworks can be used to classify loan substitutes at the EIB under this template and therefore the template below presents bond categories under this dual view (first presenting debt securities according to the Green Bond Principles Sustainability Bond Guidelines and Sustainability-Linked Bond Principles issued by the International Capital Market Association, ICMA) and subsequently – for loan substitutes only – under the internal CA&ES framework classification. For loans, the figures are reported according to the CA&ES classification. For further details on this system please refer to the "Climate Bank Roadmap" and the "EIB Climate Action eligible sectors and eligible criteria" available on the EIB website.

For bonds issued under the Green Bond Principles, Sustainability Bond Guidelines or Sustainability-Linked Bond Principles of ICMA, the classification per type of risk mitigated is based on whether the eligible use of proceeds addresses either climate change mitigation and/or climate change adaptation.

a	b	c	d	e	f
Type of financial instrument	Type of counterparty	Gross carrying amount (million EUR)	Type of risk mitigated (Climate change transition risk)	Type of risk mitigated (Climate change physical risk)	Qualitative information on the nature of the mitigating actions
Bonds (e.g. green, sustainable, sustainability-linked under standards other than the EU standards)	Financial corporations	1,224	Yes	Yes	Bonds issued under the Green Bond Principles, Sustainability Bond Guidelines or Sustainability-Linked Bond Principles of ICMA (eligible use of the proceeds include renewable energy, green building, energy efficiency and climate change adaptation).
	Non-financial corporations	2,077	Yes	Yes	
	Households	-	No	No	
	Other counterparties	267	Yes	Yes	
	Financial corporations	2,826	Yes	Yes	Loan substitutes assessed as financing Climate Action & Environmental Sustainability following the Group's internal tracking methodology in place at the time of signature[34]
	Non-financial corporations	3,238	Yes	Yes	
	Households	-	No	No	
	Other counterparties	-	No	No	
Loans (e.g. green, sustainable, sustainability-linked under standards other than the EU standards)	Financial corporations	20,656	Yes	Yes	Loans assessed as financing Climate Action & Environmental Sustainability following the Group's internal tracking methodology in place at the time of signature[34]
	Non-financial corporations	100,777	Yes	Yes	
	Of which Loans collateralised by commercial immovable property	-	No	No	
	Households	-	No	No	

[34] For operations signed until 2020, the Group was only tracking climate action (climate change mitigation and climate adaptation). Since 2021, the EIB Group has extended the tracking of its financing to include the four remaining environmental objectives of the EU Taxonomy.

86 | June 2025 European Investment Bank Group Risk Management Disclosure Report

Of which Loans collateralised by residential immovable property - No No Of which building renovation loans - No No Other counterparties 34,952 Yes Yes

10 APPENDIX

10.1 Appendix I — Extent and frequency of disclosures

The content of the disclosures in this report follows that specified in Article 433a of the CRR, applicable as BBP to the EIB, for semi-annual disclosures. As an adaptation in line with its BBP Guiding Principles available on the EIB's official website, the EIB Group discloses information on a semi-annual basis compared to the quarterly frequency provided for by the CRR, as amended.

The current implementation of the semi-annual disclosures reflects the lack of relevance, non-applicability or non-production of certain templates, as follows:

- Non-relevance of certain templates due to the Group's business model, activities or the scope criteria of the template itself:

	Template	Justification
Regulatory capital	**EU CCR6** – Credit derivatives exposures	The EIB Group does not make use of credit derivatives.
	EU CCR7 – RWEA flow statements of CCR exposures under the IMM	The EIB Group does not use the Internal Model Method (IMM) for calculating counterparty credit risk (CCR) capital charge.
	EU-SEC2 – Securitisation exposures in the trading book	The EIB Group does not have a trading book.
	EU MR2 – Market Risk under the alternative internal model approach (A-IMA)	The EIB Group does not apply the alternative internal model approach (A-IMA) for calculating market risk capital charge.
	EU MR3 – Market Risk under the simplified standardised approach (S-SA)	The EIB Group does not apply the simplified standardised approach (S-SA) for calculating market risk capital charge.
	EU CVA4 – RWEA flow statements of credit valuation adjustment risk under the standardised approach	The EIB Group does not apply the standardised approach for calculating the credit valuation adjustment risk.
	EU CR10 – Specialised lending and equity exposures under the simple risk weighted approach	The EIB Group does not apply the slotting approach for specialised lending nor the simple risk weighted approach for equity exposures.
	EU CQ7 – Collateral obtained by taking possession and execution processes	The template is not relevant to the Group as there has been no repossession of collateral in the recent past.
ESG	**EU ESG 2** – Banking book – Indicators of potential climate change transition risk: Loans collateralised by immovable property – Energy efficiency of the collateral	Immovable property collateral held by the EIBG is immaterial.

- Partial non-applicability of templates framed by the EIB's BBP Guiding Principles – certain templates were adapted by omitting/changing certain lines/columns to take into account the EIB's nature, policy mission, specific tasks, governance structure and business model35. Details on the various adaptations are provided in footnotes below the respective templates. Where applicable, certain data in the templates may also be omitted in cases of data unavailability/ongoing implementations.

[35] For instance, the data used to populate the disclosure templates are based on the statutory or consolidated accounts which are produced under EU-AD accounting standards. Consequently, certain parts of the templates designed to capture IFRS specific accounting elements/concepts are not applicable.

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• Non-production of templates due to ongoing data enhancement, implementation efforts and/or ongoing assessment of BBP applicability in line with BBP Guiding Principles: EU LR1 – LRSum: Summary reconciliation of accounting assets and leverage ratio exposures EU CCR5 – Composition of collateral for CCR exposures EU CR3 – CRM techniques overview: Disclosure of the use of credit risk mitigation techniques EU CR8 – RWEA flow statements of credit risk exposures under the IRB approach EU ESG 3 – Banking book — Indicators of potential climate change transition risk: Alignment metrics EU ESG 6 – Summary of key performance indicators (KPIs) on the Taxonomy-aligned exposures EU ESG 7 – Mitigating actions: Assets for the calculation of GAR EU ESG 8 – GAR (%)

10.2 Appendix II — Abbreviations ACTP Alternative correlation trading portfolio ADC Land acquisition, development and construction (ADC) exposures mean exposures to corporates or special purpose entities financing any land acquisition for development and construction purposes or financing the development and construction of any residential property or commercial immovable property as per Article 4(1)(78a). ADC exposures are one of the regulatory exposure classes foreseen under the standardised approach. A-SA The alternative standardised approach (A-SA) is one of the regulatory approaches available to banks to quantify the required capital for market risk. This approach aims to be more risk-sensitive than the previous regulatory standardised approach for market risk by incorporating sensitivities and stress scenarios but also incorporates additional qualitative requirements, reflecting a more complex risk assessment framework. ASF Available stable funding (ASF): amount of liabilities and own funds calculated as per Article 428i et seq. of the Capital Requirements Regulation. AT1 Additional Tier 1 (Capital): one of the three elements composing regulatory own funds (together with the CET1 and T2). AT1 is composed of Additional Tier 1 items calculated as per Article 61 of the Capital Requirements Regulation. BBP Best Banking Practice CA&ES Climate Action & Environmental Sustainability, as per the EIBG’s internal terminology CCF Credit conversion factor: ratio of the currently undrawn amount of a commitment that could be drawn as per Article 4(1)(56) of the CRR, and which is used to convert part of the unused part of credit facilities and other off-balance sheet items into exposure at default amount. (Q)CCP (Qualifying) central counterparties (CCP) are financial institutions that facilitate trading of derivatives and equity products between counterparties, by becoming the buyer to every seller and the seller to every buyer, in order to reduce the risk in the contracts traded. A qualifying CCP is a CCP as defined by Article 4(1)(88) of the CRR and by Article 2(1) of Regulation (EU) 648/2012. CCR Counterparty credit risk (CCR) is the risk that the counterparty (usually of an over-the-counter derivatives transaction or securities financing transaction) defaults before the final settlement of the transaction’s cash flows, creating an economic loss for the institution. CET1 Common Equity Tier 1 (CET1) capital is one of the three elements composing regulatory own funds (together with AT1 and T2). CET1 is composed of the CET1 items representing the highest quality of regulatory capital, absorbing losses immediately when they occur and calculated as per Article 50 of the Capital Requirements Regulation. CIUs Collective investment undertakings, as defined in Article 4(1)(7) of the Capital Requirements Regulation. COM Commodity Risk CP Consultation Paper CRD Capital Requirements Directive or Directive 2013/36/EU of the European Parliament and of the Council, as amended from time to time. CRM Credit risk mitigation (CRM) means a technique used by banks to mitigate credit risk, as defined in Article 4(1)(57) of the CRR. CRR Capital Requirements Regulation or Regulation (EU) No 575/2013 of the European Parliament and of the Council, as amended from time to time. CRST Climate Risk Screening Tool CSD Central securities depositories (CSD) are entities operating a securities settlement system and are responsible for the registration and safekeeping of securities as defined in Article 2(1)(1) of Regulation (EU) No 909/2014 of the European Parliament and of the Council of 23 July 2014, as amended from time to time. CSR Credit spread risk CVA Credit valuation adjustment (CVA) reflects an adjustment made to the mid-market valuation to reflect the current market value of the credit risk of the counterparty to the institution as provided for under Article 381 of the CRR. CVA-SA The CVA standardised approach (CVA-SA) is one of the regulatory approaches available to banks to quantify the required capital for CVA risk. Subject to supervisory approval, this approach aims to be more risk-sensitive but is also methodologically and technically more complex to implement.

CVA- BA (F- BA and R- BA) The CVA basic approach (BA) is one of the regulatory approaches available to banks to quantify the required capital for CVA risk. The BA is closely related to the former standardised method for CVA risk. The difference between the full basic approach and the reduced basic approach (F-BA and R-BA) lies in the inclusion of eligible hedging strategies in the computation in the F-BA. EBA European Banking Authority EEPE Under the internal model method, institutions shall calculate their exposure value to counterparty credit risk taking into consideration their Effective Expected Positive Exposure (EEPE) — a measure of the expected increase in the exposure value of the contract over a horizon of maximum one year. EIB European Investment Bank EIBG European Investment Bank Group EIF European Investment Fund EQU Equity risk ESG Environmental, social, governance EU European Union EU-AD EU accounting directives: Directive 2013/34/EU of the European Parliament and of the Council of 26 June 2013 on the annual financial statements, consolidated financial statements and related reports of certain types of undertakings, amending Directive 2006/43/EC of the European Parliament and of the Council and repealing Council Directives 78/660/EEC and 83/349/EEC Text with European Economic Area (EEA) relevance, as amended from time to time. GAR Green Asset Ratio GHG Greenhouse gas GIRR General interest rate risk GRMDR Group Risk Management Disclosure Report HQLA High-quality liquid assets (HQLA) are assets of high liquidity and credit quality that can be easily and immediately converted into cash without significant loss of value, and which are part of the liquidity buffer as per Article 6 of Regulation (EU) No 2015/61 of 10 October 2014, as amended from time to time. ICMA International Capital Market Association IFRS International Financial Reporting Standards A-IMA The alternative internal model approach (IMA) is one of the regulatory approaches available to banks to quantify the required capital for market risk. This approach enables banks to use their own risk parameters to calculate an expected shortfall. IMM The internal model method (IMM) is one of the regulatory approaches available to banks to quantify required capital for counterparty credit risk. This approach enables banks to use their own risk parameters to quantify the required amount of capital for counterparty credit risk, subject to the explicit approval of their respective supervisors. IPRE Income producing real estate exposures (IPRE) mean exposures secured by one or more residential properties or commercial immovable properties where the fulfilment of the credit obligations related to the exposure materially depends on the cash flows generated by those immovable properties securing that exposure, rather than on the capacity of the obligor to fulfil the credit obligations from other sources; the primary source of such cash flows being lease or rental payments, or proceeds from the sale of the residential property or commercial immovable property as per Article 4(1)(75b) of the CRR. IRB (A-IRB and F-IRB) The Internal Ratings Based (IRB) approach is one of the regulatory approaches available to banks to quantify the required capital for credit risk. This approach enables banks to use their own risk parameters to quantify the required amount of capital for credit risk, subject to the explicit approval of their respective supervisors. The difference between the Advanced and Foundation IRB (A-IRB and F-IRB) lies in the type of parameters modelled by banks; notably under the F-IRB, LGDs are not modelled. ITS Implementing Technical Standards LCR The Liquidity Coverage Ratio (LCR) is a regulatory liquidity metric that aims to ensure that institutions maintain levels of liquidity buffers which are adequate to face any possible imbalance between liquidity inflows and outflows under severely stressed conditions over a period of 30 days, as provided for under Article 412(1) of the CRR. LGD Loss Given Default (LGD) is the ratio of the loss on an exposure to the amount outstanding at default of a counterparty, for a single facility, as defined in Article 4(1)(55) of the CRR. MDB Multilateral development bank NACE Statistical classification of economic activities in the European Community NPE Non-performing exposures (NPE) are exposures considered to be non-performing as per Article 47a of the CRR.

NPL Non-performing loans are loans that qualify as non-performing exposures ('NPE'). NSFR The Net Stable Funding Ratio (NSFR) is a regulatory liquidity metric that aims to limit overreliance on short-term wholesale funding and encourages better assessment of funding risk across all on- and off-balance sheet items, promoting funding stability. The NSFR is calculated as per Article 428b et. seq. of the CRR. OFR Own funds requirements OTC Over-the-counter (OTC) contracts are derivatives contracts traded and negotiated directly between two parties (without going through an exchange). OTC derivatives also include transactions with central counterparties where contracts are based on novation. PCAF Partnership for Carbon Accounting Financials PD Probability of default (PD) of a counterparty over a one-year period, as defined in Article 4(1)(54) of the CRR. PSE Public Sector Entity QRRE Qualifying Revolving Retail Exposures RGLA Regional governments and local authorities RSF The required amount of stable funding (RSF) is calculated in accordance with Articles 428p et seq. of the CRR. RWEA or RWA or TREA Risk-weighted exposure amounts (RWEA) or Risk-weighted amounts (RWA) or Total risk exposure amounts (TREA) represent risk adjusted exposure amounts, measuring the risks that a bank is exposed to through its assets and off-balance sheet items. RW Risk weight SA-CCR The Standardised Approach for Counterparty Credit Risk (SA-CCR) is one of the regulatory approaches available to banks to calculate their Exposure at Default (EAD) for derivatives and long-settlement transaction exposure to counterparty credit risk based on the replacement cost and potential future exposure of the transactions. SEC-ERBA The Securitisation External Ratings Based Approach (SEC-ERBA) is one of the regulatory approaches available to banks to quantify required regulatory capital for securitisation exposures. This approach relies on a formula using as an input the external credit rating of a securitisation exposure. SEC-IAA The Securitisation Internal Assessment Approach (SEC-IAA) is a regulatory approach available to banks to quantify required capital for certain asset-backed commercial paper transactions. This approach relies on the institutions' internal assessments of the credit quality of the transaction. SEC-IRBA The Securitisation IRB Approach (SEC-IRBA) is one of the regulatory approaches available to banks to quantify required capital for securitisation exposures. This approach relies on a formula using as an input own risk parameters calculated at the level of the underlying portfolio. SEC-SA The Securitisation Standardised Approach (SEC-SA) is one of the regulatory approaches available to banks to quantify required capital for securitisation exposures. This approach relies on a formula using as an input the exposure’s underlying portfolio delinquency rate and standardised RWs for the respective asset classes. SFTs Securities financing transactions (SFTs) are the financial operations listed in Article 4(1)(139) of the CRR, such as repurchase transaction (repo), buy-sell back/sell-buy back transaction or margin lending. SMEs Small and medium-sized enterprises, as defined by Article 5(9) of the CRR. SREP The Bank is not subject to the Supervisory Review and Evaluation Process (SREP) but has put in place a similar internal process - the Review and Evaluation Process (REP) - to support the Audit Committee to verify EIB’s adherence to BBP. SRT Securitisations that meet the conditions for Significant Risk Transfer (SRT) as per Title 2, Chapter 5, Section 2 of the CRR. S-SA The simplified standardised approach (S-SA) is one of the regulatory approaches available to banks to quantify the required capital for market risk. This approach offers a streamlined method for calculating market risk capital requirements applying predefined risk weights to standard market risk categories. STS Simple, transparent and standardised: technical characteristics applicable to securitisation instruments, which are allowed to use that designation as per Article 18 of Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017, as amended from time to time.

JUNE 2025 EUROPEAN INVESTMENT BANK GROUP RISK MANAGEMENT DISCLOSURE REPORT © European Investment Bank, 10/2025 EN pdf: ISBN 978-92-861-6024-0 2025-0163